Exhibit 10.16

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***],

HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED

THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS

AS PRIVATE OR CONFIDENTIAL.

Boston University

Beta Bionics, Inc.

Control Algorithm License Agreement

Effective as of December 23, 2015

[***]

Principal Terms & Milestones List

University Case Numbers:	See Exhibits A & B

University Case Titles:	See Exhibits A & B

Licensee Name:	Beta Bionics, Inc

Business Organization Type:	Benefit Corporation

Patent Filing Entity Type (Small or Large: see 37 C.F.R. § 1.27) State or Country of Organization:	Small Entity Massachusetts

Licensee Fiscal Year: Licensee Lead Contact:	January 1 - December 31 Edward Damiano

Licensee Notice Address:	[***]

Licensee Notice E-mail:	[***]

Prior Patent Costs incurred as of	[***]

License Issue Fee as equity under the Equity Agreement:	[***]

Threshold (Anti-Dilution Protection)	[***]

Minimum Royalty Amount, from the Effective Date:

[***]	[***]

[***]	[***]

[***]	[***]

Royalty Percentage	[***]

Software-Based Royalty Percentage	[***]

Sublicensee Running Royalty Percentage	[***]

Sublicense Lump Sum Percentage	[***]

Funding Event Amount	[***]

Commercial Activity Reference Date (§ 3.06(A)):	[***]

Territory:	[***]

Field of Use:	[***]

Milestones	Due Date
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

CONTROL ALGORITHM LICENSE AGREEMENT

General Terms & Conditions

This CONTROL ALGORITHM LICENSE AGREEMENT effective as of December 23, 2015 (the “Effective Date”), is by and between TRUSTEES OF BOSTON UNIVERSITY, a Massachusetts non-profit corporation with a principal address at One Silber Way, Boston, MA 02215 (the “University”) and BETA BIONICS, INC., a corporation existing under the laws of the Commonwealth of Massachusetts, having a place of business at 22 Putnam Rd., Acton, MA 01720 (as further defined herein, Licensee). (University and Licensee may each be referred to individually as a “Party” and collectively as the “Parties”).

WHEREAS, the University is an owner of certain rights by assignment from Edward R. Damiano and Firas El-Khatib of their individual right, title and interest in the Patent Rights and/or Copyright (as each is defined herein) in the University Case Numbers [***] as further set forth on Exhibits A and B; and

WHEREAS, The General Hospital Corporation, D/B/A Massachusetts General Hospital (“MGH”) is an owner of certain rights by assignment from Steven J. Russell of his respective right, title and interest in the Patent Rights in University (MGH) Case Numbers: [***], and has entered into certain MGH JIAAs pursuant to which the University has been granted sole responsibility by MGH to grant options and licenses under MGH’s rights in those jointly owned Patent Rights; and

WHEREAS, The Board Of Trustees Of The University Of Illinois (“UIUC”) is an owner of certain rights by assignment from Edward R. Damiano and Firas El-Khatib of their respective right, title and interest in the Patent Rights and/or Copyright in University (UIUC) Case Number: [***], and has entered into a certain UIUC JIAA, as amended, pursuant to which the University has been granted sole responsibility by UIUC to grant options and licenses under UIUC’s rights in those jointly owned Patent Rights and Copyright; and

WHEREAS, Licensee is a Massachusetts Benefit Corporation established under Mass. Gen. L. Ch. 156E and which allows the directors and officers of the corporation to consider and prioritize the social impacts of their corporate decision making in addition to their fiduciary duties to investors; and

WHEREAS, Licensee has conducted its own diligence review of the Patent Rights and/or Copyright, understands and acknowledges that certain of the Patent Rights are subject to the Government Rights (as defined below); and

WHEREAS, Licensee desires to obtain a license to use and practice the Patent Rights and/or Copyright to develop, produce, market and sell products; and

WHEREAS, University and Licensee understand and accept that it may serve the public good for there to be competitive sources of Licensed Products and/or Licensed Processes in certain markets, with appropriate safeguards to Licensee’s economic interests in other markets, as more fully specified herein and that the result of this will be the availability of drugs and/or medical devices at affordable prices to poor segments of the world’s populations;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the University and Licensee hereby agree as follows:

ARTICLE I DEFINITIONS.

1.01 Capitalized terms used in this Agreement will have the meanings set forth in Schedule 1 annexed hereto.

ARTICLE II LICENSE.

2.01 Grant. Subject to all of the terms, conditions, reservations and exclusions expressly set forth in this Agreement, the University grants to Licensee, and Licensee hereby accepts, a right and license: (a) under the Patent Rights, to make, have made, use, lease, offer to sell, sell and import Licensed Products; and/or to practice Licensed Processes; and/or (b) under the Copyright, to use, reproduce, prepare derivative works, perform, display, and distribute all or any part of the Software, separately or with or as part of any product or service; in each case: (i) directly or by Sublicense (subject to Section 2.03 hereof); and (ii) only in the Field of Use within the Territory during the Term.

2.02 Exclusivity. Subject to the Reserved Rights, Sponsor Rights, Government Rights (if any), and Other Rights, which are expressly reserved in this Agreement, the license granted in Section 2.01 is exclusive during the Exclusive Period, and thereafter is nonexclusive.

2.03 Sublicenses. Subject to Sections 2.03(A)-(K), below, the grant under Section 2.01, above, includes a right for Licensee to enter into Sublicenses provided that Licensee shall not grant any Sublicense (other than a Label License) after the expiration or termination of the Exclusive Period. Licensee shall not grant any exclusive Sublicense (whether for research, development, commercial or other purposes) without prior written consent of the University and JDRF (formerly the Juvenile Diabetes Research Foundation) which consent shall not be unreasonably withheld.

(A)

Obligations To University. Any Sublicense other than a Label License will specify that it is subject to this Agreement and that the Sublicensee agrees to be bound directly to the University in respect of all obligations to the University including but not limited to those set forth in ARTICLE II, Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09, ARTICLE III, Section 3.02(C) and 3.02(F) ARTICLE IV, Sections 4.01(E) and (F) as applicable, ARTICLE V (all), ARTICLE VI, Sections 6.01, 6.02, 6.03 and 6.04, ARTICLE VII (all), ARTICLE IX (all), ARTICLE X (all) and ARTICLE XI, Section 11.01, 11.06 and 11.07.

(B)

Copy To University. A copy of each Sublicense and each amendment thereto or waiver issued in connection therewith will be sent by Licensee to the University within [***] of execution by the parties thereto and Licensee will send a contemporaneous copy to University of any termination notice sent to a Sublicensee.

(C)

Consideration. Subject to Section 2.03(K), Licensee is not permitted to grant sublicenses to the Patent Rights and/or Copyright for no consideration without prior written consent of University. Moreover, without the prior written consent of the University, consideration for any Sublicense will not include anything of value in lieu of cash payments. For the avoidance of any doubt, the requirements of this Section 2.03(C) forbid Licensee from sublicensing the Patent Rights and/or Copyright as part of a cross-license agreement or as part of a settlement agreement without the University’s prior written consent after full disclosure of the entire transaction contemplated by Licensee that in any way involves the Patent Rights and/or Copyright.

(D)

No Waivers. Without the prior written consent of the University, Licensee will not waive any material default or breach under any Sublicense and will not waive any breach or default of any of the requirements of Section 2.03(A).

(E)

Termination. Any Sublicense may specify that in the event of termination of this Agreement, so long as the Sublicense complies with this Agreement said Sublicense will continue in full force and effect and all rights and obligations of the Sublicensee, including without limitation the payment of royalties specified in said Sublicense, will inure to the benefit of the University or its designee. Notwithstanding any other provision of this Agreement, the University shall not assume any obligation under any Sublicense without its prior written consent.

(F)

Further Sublicensing. Without the prior written consent of University, a Sublicensee shall not grant any sublicense except that a Sublicensee may: 1) grant a Label License so that any product it sells to an End-User may be used for its intended purpose only with respect to amounts of product purchased; and/or 2) grant a royalty-free Sublicense solely to conduct Clinical Trials as specified in Section 2.03(K). Any purported sublicense granted by a Sublicensee (other than as expressly permitted herein) that has not been authorized by written consent of the University will be null and void and a Sublicensee’s effort to grant such a sublicense will constitute a material breach of this Agreement.

(G)	No Enforcement of Patents. Without prior written consent of University, no Sublicense granted by Licensee may grant any Sublicensee a right to enforce the Patent Rights and/or rights in the Copyright.

(H)

Compulsory Licensing. Licensee or its Sublicensee(s) (as applicable) will [***] notify University should a compulsory license be granted, or be the subject of a possible grant, by Licensee or a Sublicensee to a third party under the applicable laws, rules, regulations, guidelines, or other directives of any governmental or supranational agency in the Territory under the Patent Rights and/or Copyright. Said notice will include any material information concerning such compulsory license, and the running royalty rates payable. To the extent that any terms and/or conditions of said compulsory license are: 1) inconsistent with Licensee’s obligations under this Agreement; and 2) dictated by said applicable laws, rules, regulations, guidelines, or other directives of any governmental or supranational agency, there is no breach of this Agreement. Notwithstanding the foregoing, to the extent permitted by law Licensee must still pay to University all applicable royalties and fees due under Section 4.01 on amounts actually collected under said compulsory license(s).

(I)

Sublicensing To A Large Entity. For so long as Licensee remains a ‘small entity’, Licensee will notify University within [***] after granting a Sublicense to any entity that is not a ‘small entity’ within the meaning set forth in 37 C.F.R. § 1.27. For so long as Licensee and its Sublicensees all remain a ‘small entity’, Licensee will likewise require its Sublicensees to notify University within [***] in the event that any Sublicensee grants a sublicense to any entity that is not a ‘small entity’ within the meaning set forth in 37 C.F.R. § 1.27. For the avoidance of any doubt, a Label License is not a Sublicense for purposes of this Section 2.03(I).

(J)

Label Licenses. Any Label License (or the product associated therewith) is subject to this Agreement and, in particular, must comply, or be consistent, with Sections 2.03(G), 6.01, 6.02, 6.03 and 6.04. All Licensed Product sold under a Label License will be subject to all of ARTICLE VII provided that the Licensee or its Sublicensee, rather than the End User, will be the responsible/liable party. Any right or license under a Label License applies only to the amount of Licensed Product contained in the container or packaging bearing the Label License. Any dispute with University associated with any Label License or product under a Label License will be resolved in accordance with ARTICLE X.

(K)

Clinical Trials. Licensee and its Sublicensees may grant to a third party a royalty- free Sublicense solely for the purpose of conducting a clinical trial or other research and/or development activity associated with the use of Licensed Products and/or Licensed Processes as may be required by the Food and Drug Administration (FDA) or other governmental regulatory agency from time to time (collectively “Clinical Trials”). This grant is limited to the duration of and activities directly associated with any Clinical Trials. Licensee agrees to provide written notice to (i) University per the notice provision in Section 11.07 of this Agreement and (ii) University’s Office of Research Compliance: Conflicts of Interest, Boston University, [***], at least [***] prior to commencing any Clinical Trial at Boston Medical Center.

2.04 Reserved Rights. The University reserves the right to University, Boston Medical Center Corporation (“BMCC”), UIUC, MGH, MGH’s affiliates, American Diabetes Association (ADA), JDRF and other non-profit institutions (individually and collectively the “Institutions”) to practice and/or use the Patent Rights and/or Copyright for any nonprofit purpose, including sponsored research and/or collaborations (collectively, the “Reserved Rights”) and to permit others at academic, government and not-for-profit institutions to make and use the Patent Rights and Copyright for research and educational purposes. Licensee agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce any of the Patent Rights and/or Copyright against the Institutions when used by them for a non-profit purpose. Licensee also agrees that the Institutions have the right to publish any information included in the Patent Rights and/or Copyright.

2.05 Government Rights. This Agreement is subject to, and University hereby reserves, any applicable Government Rights including, but not limited to the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto) including, without limitation, a royalty-free non-exclusive license granted to the U.S. government.

2.06 Sponsor Rights. Licensee acknowledges that it has been informed that certain of the Patent Rights and/or Copyright were developed, at least in part, with funding from JDRF Grants [***] and that University hereby reserves and has granted to JDRF an irrevocable, non-exclusive, worldwide, fully paid-up, royalty-free, perpetual license, with the right to grant sublicenses to others, to use and to practice the JDRF Related Intellectual Property for non-commercial research and development purposes related to the diagnosis, treatment and/or prevention of diabetes and its complications.

2.07 Other Rights. The license granted in this Agreement shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise: (a) to any technology or other intellectual property right of University or BMCC not specifically set forth in the Patent Rights regardless of whether such technology or patent rights shall be dominate or subordinate to any Patent Rights; or (b) beyond such rights as are expressly set forth herein. Without limitation, the University and BMCC further reserve all right to practice, license or otherwise commercialize or use (A) all intellectual property rights that are not Patent Rights and/or (B) any of the Patent Rights outside the Field of Use and/or outside of the Territory.

2.08 Non-suit. University and Licensee on behalf of themselves and any successors-in- interest to the Licensed Products and Licensed Processes covenant that they will not, before or after the Effective Date, assert any claim of patent infringement (including direct infringement, contributory infringement, and induced infringement) under any of the patents in the Patent List, any Licensed Processes for manufacture, use, sale, offer for sale or importation of Licensed Products against any third party engaged in the manufacture, use, sale offer for sale, or importation of Licensed Products in or for Non-Suit Countries for sale to Public Sector entities. The above notwithstanding, this non-suit provision will only apply to products which when offered for sale to End Users are in a Trade Dress that is different from Licensee’s Trade Dress in every respect.

2.09 Licensee Derivative Works.

(A)

Licensee shall be entitled to establish all proprietary rights for itself in the copyright represented by Licensee Derivative Works, provided that all such rights are subject to University’s and/or UIUC’s Copyright. Any copyright registration by Licensee for Licensee Derivative Works shall give full attribution to University’s and/or UIUC’s Copyright, as applicable.

(B)

Licensee grants University a perpetual, royalty-free, non-exclusive, worldwide right and license to the copyright in Licensee Derivative Works, to use, reproduce, distribute, publicly display and/or publicly perform, and create derivative works of the Licensee Derivative Works, in print, digital, electronic (including via the internet) or any other medium, whether now known or hereafter existing, for University’s educational and academic research purposes and as otherwise necessary or expedient for University to fully practice and comply with the Reserved Rights. In furtherance of the foregoing, Licensee agrees to provide University with copies of object code, executable code, source code, and user and programmer documentation, of each Licensee Derivative Work, and related user and programmer documentation, at the time any of those are made available, directly or indirectly, by Licensee or its Sublicensees.

(C)

In the event Licensee receives a patent on any invention expressed in a Licensee Derivative Work, Licensee hereby grants University a non-exclusive, royalty- free, irrevocable right sufficient for University to fully use and practice the rights granted to University in this Section 2.09, under the Reserved Rights and/or under the Government Right.

2.10 Delivery of Software. Licensee acknowledges that on or before the Effective Date, Licensee has received and accepted from University the Software in its requested format.

ARTICLE III REPRESENTATIONS & DUE DILIGENCE

3.01 Due Diligence. Prior to the Effective Date, Licensee acknowledges that it has conducted a due diligence review to its satisfaction of any records concerning the Patent Rights and Copyright, including but not limited to the MGH JIAAs, UIUC JIAA, as amended, and Government Rights, Reserved Rights, Sponsor Rights as described in the various funding agreements, and Other Rights. Licensee has not relied on any representation, written or oral, formal or informal, by or from the University concerning the Patent Rights and/or the Copyright or any other aspect of this Agreement.

3.02 Licensee Representations. Licensee represents and warrants to University at all times that:

(A)

Commercialization Plan. Licensee is a start-up venture having the strategic commitment to commercialize the Licensed Products and/or Licensed Processes in the Field of Use in the Territory, as appropriate, and Licensee has provided to the University a copy of its most recent Commercialization Plan;

(B)

Organization & Power. Licensee is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to enter into this Agreement;

(C)	Due Care. Licensee will exercise due care in its manufacturing and other regulated activities pertaining to Licensed Products;

(D)

Authorization. The execution, delivery and performance by Licensee of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Licensee and do not conflict with or cause a default with respect to Licensee’s obligations under any other agreement;

(E)	Execution & Delivery. This Agreement has been duly executed and delivered by the Licensee;

(F)

Insurance. The insurance coverage required pursuant to Section (B) will be obtained, and will be maintained in accordance with Section (B), and Licensee will present proof of coverage in a form satisfactory to the University;

(G)

Progress Reports. Licensee will submit a Progress Report to University on or before each [***] during the Term of this Agreement provided however that if the Effective Date of this Agreement occurs during the period from [***] to [***], inclusive, Licensee’s first Progress Report will not be due until the next [***] following said period; and

(H)

Small Entity. Licensee is a ‘small entity’ within the meaning set forth in 37 C.F.R. § 1.27. Licensee agrees to give University prompt notice if, and when, Licensee no longer qualifies as a ‘small entity’ within the meaning set forth in 37 C.F.R. § 1.27 or Licensee grants a Sublicense to any entity that is not a ‘small entity’.

3.03 Commercially Reasonable Efforts. Licensee will use commercially reasonable efforts to bring the Licensed Products to market in the United States and throughout the remainder of the Territory through a diligent program for exploiting the Patent Rights and/or Copyright in the Field of Use and will, throughout the Term, use commercially reasonable efforts to continue development and marketing efforts with respect to the Licensed Products and/or Licensed Processes, in each case consistent with reasonable business practices and judgments.

3.04 Milestones.

(A)	Licensee will meet or accomplish each of the Milestones by its Milestone Date and will notify the University in writing when each Milestone is met.

(B)

Notwithstanding Section 3.04(A) above, if Licensee learns that it will not meet a Milestone by its Milestone Date because of delay caused by the FDA or another relevant regulatory authority, Licensee shall notify the University and describe the nature of the delay and the expected time to meet the Milestone. If the University takes no action under Sections 3.05 and 9.02(A) before the Milestone that is the subject of Licensee’s notice provided in accordance with this Section 3.04(B) is achieved (the “Delayed Milestone”), then the Milestone Date for each subsequent Milestone will be extended by the same amount of time between Delayed Milestone’s original Milestone Date and the date the Delayed Milestone was actually achieved.

3.05 Material Breach. Breach of any provision of Sections [***] is a material breach of this Agreement thereby permitting University to terminate the Agreement in whole, or in part, in accordance with Section 9.02(A).

3.06 Continuing Commercial Activity.

(A)

(A) Provided that this Agreement has not previously been terminated for a material breach under Section 3.05, if in any applicable period after the Commercial Activity Reference Date, Licensee fails to achieve Running Royalties during any applicable Calendar Year in an amount that represents at least [***] of the applicable [***], then University may, at its option, [***] terminate the Exclusive Period by written notice delivered to Licensee within [***] after the end of the applicable Calendar Year. If University does not deliver such notice of termination of the Exclusive Period to Licensee within such period, University shall be deemed to have waived its rights under this Section 3.06 with respect to that Calendar Year (but not with respect to any subsequent Calendar Year). University may, at its option, elect not to terminate the Exclusive Period as a result of Licensee’s failure to achieve Running Royalties as specified herein for [***] without being deemed to have forgone its right to enforce this Section 3.06 with respect to any subsequent Calendar Year.

(B)

If JDRF determines in good faith that the University, itself or through Licensee, has not diligently pursued commercialization of the JDRF Related Intellectual Property within a commercially reasonable time, then [***] the University shall terminate Licensee’s license to the JDRF Related Intellectual Property and assign all rights in such JDRF Related Intellectual Property to JDRF. Notwithstanding the foregoing, in the case of such request from JDRF, University may prevent such termination by providing reasonable cause to JDRF as to why Licensee should retain a license to the JDRF Related Intellectual Property, and University and Licensee agree to cooperate in providing such reasonable cause to JDRF.

3.07 Required Sublicensing. University would like its intellectual property to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and agricultural technologies in the developing world. If Licensee is unable or unwilling to serve or develop a potential market or market territory for which there is a company willing to address therapeutics, diagnostics and/or agricultural technologies in the developing world by utilization of the Patent Rights and/or Copyright, Licensee will, at University’s request, negotiate in good faith a Sublicense with any such company to enable such company to address said neglected patient populations or geographic areas.

ARTICLE IV ROYALTIES & PAYMENTS

4.01 Royalties. In consideration for the license and rights granted under this Agreement, Licensee will: 1) execute and deliver to University all documents (as appropriate); and 2) promptly pay all of the following royalties (collectively, the “Royalties”) and/or fees to the University:

(A)

Equity as an Issue Fee. In consideration of the license granted to Licensee, Licensee will: (i) grant shares of common stock of Licensee to the University in the amount and upon the terms set forth in the Equity Agreement; provided that Licensee shall issue UIUC’s shares of common stock to and in the name of the University, which shall hold such shares for UIUC’s account and as the beneficial owner thereof as agreed by and between University and UIUC. Additionally, Licensee will, [***] its execution and delivery of this Agreement to University, deliver to University a complete and accurate copy of Licensee’s capitalization table, reflecting the above referenced issuance of shares to University. Execution of the Equity Agreement and delivery of the shares in accordance therewith is a condition precedent to the validity and enforceability of the license granted pursuant to ARTICLE II of this Agreement and Licensee’s failure to both issue the equity shares and to execute and deliver to University the Equity Agreement will render this Agreement null and void ab initio.

(B)	Milestone Payments. Within [***] after the occurrence of each Milestone, Licensee will pay to the University an amount equal to the Milestone Payment for each respective Milestone event.

(C)

Change of Control Payment. Within thirty (30) days of a Change of Control, as defined herein, Licensee shall pay to the University a Change of Control Payment in the amount of sixty-five thousand dollars ($65,000.00).

(D)

Minimum Royalty Amounts. During the Exclusive Period, on or before each [***] following the Effective Date, Licensee will pay to the University the Minimum Royalty Amount (“MRA”) as specified in the Principal Terms & Milestones List for the indicated MRA Year, wherein MRA Year 0 begins on the [***] following the Effective Date, MRA Year 1 begins on the second [***] following the Effective Date, etc.

(E)	Running Royalties. Within [***] after the end of each Calendar Quarter during the Term, Licensee will pay to the University an amount equal to:

i.	Net Sales by Licensee. The Running Royalty Amount for such Calendar Quarter (if any); plus

ii.	Net Sales by Sublicensee. The Sublicensee Running Royalty Amount for such Calendar Quarter (if any) (collectively, 4.01(E)(i) and (ii) refer to the “Running Royalties”);

provided that amounts payable under 4.01(E)(i-ii) with respect to any Calendar Year are fully creditable against the Minimum Royalty Amount paid by Licensee to University in said Calendar Year such that Licensee need only make payments to University when the cumulative amount payable under this Section 4.01(E)(i-ii) exceeds the Minimum Royalty Amount and further provided that any available credit not taken against the Minimum Royalty Amount in any Calendar Year will be forfeited and thus not available as an offset in any subsequent Calendar Year.

(F)	Sublicense Lump Sum. Within [***] after the end of each Calendar Quarter during the Term, Licensee will pay to the University an amount equal to the Sublicense Lump Sum for such Calendar Quarter.

(G)	Combination Product. If a Licensed Product is sold as part of a Combination Product, Net Sales will be calculated by multiplying Net Sales for such Combination Product [***].

(H)

Third-Party Royalty Deduction. Except as set forth in Schedule 2, Licensee knows of no third party intellectual property rights for which license fees must be paid to produce any Licensed Product or to practice any Licensed Process. In the event that Licensee is required to pay Third Party Royalties, then Licensee may deduct an amount equal to [***] of any Third Party Royalties actually paid by Licensee from any Running Royalty Amount due University hereunder, [***] of the Running Royalty Amount otherwise owing under Section 4.01(E)(i) if and only if: [***]. Notwithstanding the foregoing, the Running Royalty Amount otherwise due University may never be less than [***]. In the event that it is determined after the Effective Date that University does not own all right, title, and interest in the Patent Rights and/or Copyright, and Licensee obtains, by license(s), assignment(s), or otherwise, rights to any third party(ies’) interest(s) in the Patent Rights and/or Copyright, any amounts paid by Licensee to such third party(ies) to obtain any rights in any third party interest(s) in such Patent Rights and/or Copyright will be treated as Third Party Royalties.

(I)

Board Observer Rights. Licensee will, concurrent with its execution and delivery of this Agreement to University, execute and deliver to University a Board Observer Rights Letter Agreement pertaining to board observer rights for the University.

4.02 Payments. All payments due under this Agreement will be paid: (a) in full without deduction of exchange, collection, taxes or other fees that may be imposed by any government; and (b) in United States dollars in Boston, Massachusetts or at such other place as the University may designate consistent with applicable law. All amounts paid to University shall be non-refundable. Currency conversions will be made by reference to the prevailing exchange rate for bank transfers from the foreign currency to U.S. Dollars, as quoted at the Bank of America or its successor on the last business day of the Calendar Quarter immediately preceding the payment due date. In the event that the Bank of America (or its successor) ceases to publish currency quotes, Licensee will use currency quotes from another US headquartered multinational bank. Specifically, Licensee will use J.P. Morgan Chase, Citicorp, Wells Fargo or US Bank (using this order to determine which bank’s currency conversion to use taking into account any mergers, acquisitions or renaming that may occur from time to time and using the first in this list until it ceases to exist then moving to the next and so on) to calculate royalty payments due. If by law, regulation or fiscal policy of any country, conversion from that country’s currency into U.S. dollars is restricted or forbidden, written notice thereof will be given to the University and payment of amounts from that country shall be made through such lawful means as the University will designate, including, without limitation, deposit of local currency in such recognized banking institution and/or accounts as the University will designate. When in any country the law or regulation prohibits both the transmittal and the deposit of royalties on sales in that country, royalty payments from that country will be suspended for as long as the prohibition is in effect and, as soon as the prohibition ceases, all Royalties that Licensee or its Sublicensees would have been obligated to pay, but for the prohibition, will promptly be deposited or transmitted, as the case may be, to the extent then allowed. If payments are made by check, said check will be made payable to “Trustees of Boston University” and will be sent to University mailing address pursuant to Section 11.07. If Licensee elects to make payments by wire, Licensee will pay all fees associated with processing the wired payment and will follow the wire instructions below:

[***]

[***]

Licensee agrees that University may provide alternative wire instructions to Licensee at any time, which instructions will supersede and replace the wire instructions provided in this Section 4.02 for all further wire transfers. Said new wire instructions may be sent to the Licensee pursuant to the notice provisions of Section 11.07 (below), in which case they will be deemed received in accordance with Section 11.07.

4.03 Interest. Any payments due to University by Licensee that are not paid on or before the date such payments are due under this Agreement will bear interest at [***]. Interest will accrue beginning on the first date following the due date for payment and will be compounded quarterly. Payment of interest will not foreclose any other right that the University may have as a consequence of late payment. In the event of default in payment of any payment owing to University under the terms of this Agreement, and if it becomes necessary for University to undertake legal action to collect said payment, Licensee agrees to, and will, pay reasonable, documented legal fees and costs incurred by University in connection therewith.

ARTICLE V REPORTS, RECORDS & AUDIT

5.01 Books & Records. Licensee will keep, in accordance with generally accepted accounting principles, up-to-date, complete, true and accurate books of account in sufficient detail to permit calculation of all amounts due hereunder, including without limitation, copies of all invoices, which will be properly itemized. Such books of account will be maintained at Licensee’s principal place of business (or at its election, the principal place of business of the division of Licensee to which this Agreement relates). The books of account and supporting records shall be retained by Licensee and, as applicable, each Sublicensee, for at least as long as required to comply with the audit requirements in Section 5.05. Licensee will inform the University in writing of the location of such books and records within [***] of a request for such location.

5.02 Quarterly Reports.

(A)

Within [***] after the end of each Calendar Quarter during the Term (without regard to whether any payments are due to the University in respect of such quarter), Licensee will deliver to the University, a complete and accurate report which will contain the following:

(i)	identification of all Sublicenses related to the Patent Rights and/or Copyright entered into during such quarter, together with a summary of the principal economic terms of each;

(ii)	a summary of those activities of Licensee and its Sublicensees directed toward promoting the sale and use of the Licensed Products and/or Licensed Processes; and

(iii)

identification of all Milestone Dates occurring during such quarter and an indication of whether the corresponding Milestone was met (and if not, a summary of the progress as of the end of such quarter and projected completion dates).

(B)

After the First Commercial Sale by Licensee and/or its Sublicensee(s) that gives rise to Running Royalties or fees under Section 4.01(E) or Section 4.01(F), within [***] after the end of each Calendar Quarter during the Term, Licensee will deliver to the University, a complete and accurate report which will contain the following:

(i)

the number of each type of: 1) Licensed Product and/or Software-Based Product made, used, leased, sold, offered for sale or imported; and/or 2) Licensed Process and/or Software-Based Process (as appropriate) practiced by Licensee and/or a Sublicensee during such quarter;

(ii)	the total amount of Net Sales (with itemized total by Licensee and each Sublicensee, if applicable) during such quarter;

(iii)	the Running Royalty Amount for such quarter;

(iv)	the total Sublicensee Running Royalty Amount for such quarter;

(v)	the Sublicense Lump Sum for such quarter (with itemized total for each Sublicense);

(vi)	calculations of exchange rates, when applicable; and

(vii)	calculations of each amount due under this Agreement in respect of such quarter, including without limitation, deductions applicable to Net Sales.

All Quarterly Reports shall provide a breakdown of the data specified in 5.02(B)(ii - iv) above identifying the portion of Net Sales or Running Royalty Amount reported that is due to sales to MGH and/or their Affiliates. The reports described in this Section 5.02 are each referred to herein as a “Quarterly Report.” Each Quarterly Report will [***] or be sent to University [***], the payment under Sections 4.01(E) and 4.01(F). If Licensee elects to wire transfer payments to University, the Quarterly Report will be transmitted to University in accordance with Section 11.07 [***] that the wire transfer is made.

5.03 Annual Reports. Within [***] after the end of Licensee’s Fiscal Year during which Licensee is not listed on a public exchange that requires filing of publicly available financial statements, Licensee will provide to the University a copy of its financial statements for such year, certified as to their completeness and accuracy by Licensee’s chief financial officer. Licensee will also provide to the University written evidence of the annual renewal of insurance within [***] of such renewal. Notwithstanding the foregoing, the obligations contained in this Section 5.03 which pertain to financial statements will terminate upon the consummation of the Licensee’s Initial Public Offering.

5.04 Other Reports. Promptly upon written request of the University or as otherwise required by the terms of this Agreement, Licensee will provide to the University any annual report to stockholders of Licensee or, if there is no annual report to stockholders, annual updates to the Business Plan and Commercialization Plan, including any changes to the management team. Licensee will also promptly provide to University all relevant notices consistent with the Board Observer Rights Letter Agreement.

5.05 Audit. The University may, itself or using a third party agent, audit the books and records of Licensee upon [***] advance written notice specifying any time of day during Licensee’s business hours (or if Licensee has no set business hours then during the hours of 8AM to 4PM) at Licensee’s place of business for the purpose of verifying Licensee’s reports and compliance by Licensee in all other respects with this Agreement. No such audits shall be conducted hereunder more frequently than once every [***] nor shall University be permitted to repeat an audit of books for a period previously audited unless: (i) there is reason to believe that any of the circumstances described in Section 9.02 has occurred; or (ii) with respect to a repeat audit, Licensee has undergone a restatement of its records for that period. Notwithstanding the foregoing, Licensee will grant University, or its auditor, access to all of Licensee’s records for all prior periods to the extent necessary to perform a proper audit. If any audit identifies an underpayment by Licensee, Licensee will promptly pay the underpayment to University including interest as provided for in Section 4.03. If any audit identifies an overpayment by Licensee, Licensee may deduct such overpayment from the next scheduled payments due University until such overpayment has been recovered by Licensee. If any audit leads to the discovery of an underpayment by Licensee in respect of any Calendar Quarter of [***] between amounts due in respect of such quarter and amounts reported to be due by Licensee in its quarterly report for such quarter or otherwise reveals a previously undisclosed material breach of this Agreement, Licensee will, within [***] after written notice from the University, reimburse the University for all of its costs related to the audit. Otherwise, any audit will be at the University’s expense. Licensee will, in any event and without regard to the size of the discrepancy, [***] pay to the University the amount of any previous underpayment, including interest from the time such amount was due until paid in full in accordance with Section 4.03. Any audit conducted pursuant to this Section 5.05 will be conducted, at University’s option, by the University itself or by an auditor selected by University and reasonably acceptable to the Licensee. For the avoidance of any doubt, University’s right to audit books under this Section 5.05 applies to all Affiliates that sell Licensed Products or practice Licensed Processes and to all Sublicensees to the same extent that it applies to Licensee. Failure by Licensee, an Affiliate or a Sublicensee to permit University to conduct an audit as set forth in this Section 5.05 will [***] give University the right to suspend the non-compliant party’s rights under the Patent Rights and/or Copyright until such time as said party becomes compliant with this Section 5.05. University’s right to audit Licensee’s books in accordance with this Section 5.05 will extend for [***] after the expiration or termination of this Agreement for any reason. With respect to any University’s rights under a continuing Sublicense under Sections 2.03(A) and 2.03(E), University’s right to audit the Sublicensee’s books will extend for [***] after the expiration or termination of said Sublicense for any reason.

ARTICLE VI REGULATORY MATTERS & PATENT COSTS

6.01 United States Manufacture. Licensee agrees to comply with any obligations imposed on University and/or Licensee by 35 U.S.C. § 204 and/or other provisions of the Bayh-Dole Act as codified in 35 U.S.C. § 200-212, and implemented by 37 C.F.R. 401 in connection with any Licensed Products used or sold in the United States. In the event that the Licensee or Sublicensee seeks a waiver of such requirement, the University agrees, if requested by Licensee, to take reasonable steps to assist the Licensee or Sublicensee to obtain such waiver to the extent permissible under current law.

6.02 Compliance with Laws. Licensee and its Sublicensee(s) shall comply with all applicable local, state, federal and foreign laws and regulations.

6.03 Export Control. It is understood that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling both actual and deemed exports, including the Export Administration Regulations of the United States Department of Commerce, the International Traffic in Arms Regulations of the Department of State, and the Office of Foreign Assets Control of the Department of Treasury. Licensee hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and/or technical data, that it will be solely responsible for any violation of such by Licensee, its Affiliate(s) and/or its Sublicensee(s), and that it will defend, indemnify and hold University harmless in the event of any legal action of any nature occasioned by such violation.

6.04 Compliance & Marking. Licensee will comply with, and will require its Affiliates and Sublicensees to comply with, all applicable laws and regulations concerning the manufacture (including without limitation, if applicable, Good Manufacturing Practices set forth by the United States Food and Drug Administration), marking, marketing and safety of all Licensed Products. Without limiting the foregoing, all Licensed Products sold, leased or shipped in, through or to: (a) the United States will be marked with all applicable U.S. patent numbers; and (b) any other country will be marked in conformity with all of the laws and regulations of such country. Licensee further agrees to promptly remove the relevant patent markings from Licensed Products upon expiration or invalidation of a Licensed Patent. Licensee still further agrees to remove patent markings from Licensed Products as may be reasonably requested by University from time to time.

6.05 Patent Filings. University will, using patent attorneys selected by it, use commercially reasonable efforts to apply for, seek issuance of and maintain the Patent Rights during the Term in the United States and such other countries as are agreed to by the Parties in writing or as Licensee may request in writing; provided that: (a) Licensee will cooperate with the University in such filing, prosecution and maintenance; and (b) Licensee will be given at least [***] to advise and comment upon such filings and actions as are undertaken by the University and further provided that in all cases University retains the absolute right to make all decisions with respect to preparation, filing, prosecution and maintenance. The University shall direct its patent counsel to: a) provide Licensee with a copy of the application or other filing as filed, together with notice of its filing date and serial number when available; and b) provide to Licensee copies of all communications between patent counsel and any foreign associates responsible for the filing, prosecution and/or maintenance of any foreign Patent Rights. The University may, in its discretion, decline to apply for, prosecute or maintain any Patent Rights in any country, but will give timely notice to Licensee of any such determination, whereupon Licensee may undertake such action, in the name and on behalf of the University, at Licensee’s own expense. The University agrees to cooperate with Licensee as reasonably necessary to permit Licensee to be able to file, prosecute or maintain any Patent Rights in those countries that the University declines to undertake action (“Declined Patent Rights”). Should Licensee proceed to maintain Declined Patent Rights, Licensee agrees to provide notice to University at least [***] in advance of any subsequent decision to abandon said Declined Patent Rights. Licensee further acknowledges and agrees that University may file for and obtain patent protection in countries that are not of interest to Licensee (the “Unfunded Countries”) but which are of interest to either the University or other licensee(s) of University whose license(s) is/are in a field of use that differs from the Field of Use. In such case, if Licensee has elected to not reimburse University for Patent Costs associated with the Unfunded Countries as set forth in Section 6.06, below, said Unfunded Countries are [***] removed from the Territory under this Agreement for the remainder of the Term.

6.06 Patent Costs.

(A)

Licensee will bear the cost of all reasonable, documented Patent Costs incurred by University in connection with the Patent Rights accrued prior to the Effective Date and continuing for the Term of this Agreement. For Patent Costs accrued by University for the period [***] (the “Deferred Patent Costs”) (the period of time referred to as “Deferred Patent Costs Period”), University will send Licensee a single invoice (the “Deferred Patent Costs Invoice”) for all such Deferred Patent Costs [***] (as appropriate) and Licensee will pay said Deferred Patent Costs Invoice within [***] of University’s transmittal of such invoice to Licensee in accordance with Section 11.07. For on-going Patent Costs accrued on or after the Deferred Patent Costs Period, Licensee will pay to University within [***] of the University’s transmittal to Licensee of an invoice of all Patent Costs (a “Patent Cost Invoice”) so transmitted. Notwithstanding the foregoing, if University grants any third party (other than Government Rights or Reserved Rights) a license to commercially exploit any patent or patent application included within the Patent Rights and said license includes an obligation on said third party to pay patent costs, Licensee’s obligation to bear ongoing patent costs (i.e. Patent Costs accrued by University after the effective date of said third party license) with respect to any said patent or patent application will be reduced by a pro rata amount, based on the number of University licensees having rights with respect to such patent or patent application (e.g. if University has granted rights to two parties (one of which is Licensee) with respect to a particular patent or patent application, then Licensee will thereafter only be obligated to reimburse University with respect to [***] of the relevant patent costs associated with said patent or application) for so long as that/those license(s) to the specific patents and/or patent applications remain in effect.

(B)

Overdue amounts will accrue interest pursuant to Section 4.03. Except in the case of Deferred Patent Costs, Licensee may decline payment of ongoing Patent Costs by giving [***] written notice in advance of the University incurring such costs, whereupon Licensee’s license to the Patent Rights affected by such Patent Costs will terminate, including but not limited to, the deletion of such patent from the Patent List and the termination of the license granted with respect to such patent or patent application. If Licensee’s decision to decline payment of Patent Costs would result in the abandonment of all of patent(s) and/or patent application(s) (of the Patent Rights) in any one or more country(ies) and/or region(s) (regardless of whether or not University actually abandons said patent(s) and/or patent application(s)), then the grant under Section 2.01 with respect to said country(ies) and/or region(s) of the Territory will also terminate.

(C)

Notwithstanding the foregoing, if during the Deferred Patent Costs Period, the due date for National Phase Entry of one or more of the patent applications of the Patent Rights is scheduled to occur or if any other Substantial Patent Prosecution Event occurs, University will take the following actions:

(i)

With Respect to a National Phase Entry, University will ask Licensee into which countries Licensee wishes the patent application to be nationalized and obtain estimates for entry into the national phase in those countries. Upon receipt of instructions from Licensee, University will (to the extent there is, in University’s opinion or in University counsel’s opinion, sufficient time to take such action and further provided that University is in receipt of the Estimated National Phase Entry Payment (as defined below)), with respect to said patent application, instruct its counsel to enter the national phase in those countries (other than the United States) so designated by Licensee provided that Licensee pays to University [***] of the estimated costs of said national phase filings (the “Estimated National Phase Entry Payment”) at the time of such instructions from the Licensee.

(ii)

With respect to a Substantial Patent Prosecution Event, University will obtain an estimate from counsel for services associated with said Substantial Patent Prosecution Event and then confer with Licensee to determine whether or not Licensee will support the action by paying [***] of the estimated costs to University. If Licensee pays University said [***] of the estimated costs, University will proceed to address the Substantial Patent Prosecution Event. If Licensee elects to not pay University said [***] of the estimated costs when due, University may, at its option, elect to proceed to address the Substantial Patent Prosecution Event or may decline to take any other action it deems proper.

For the avoidance of doubt, any payments made under this Section 6.05(C) are fully creditable against the fulfillment of Licensee’s obligations under 6.05(A) as they come due but are not intended to release Licensee of any of its payment obligations under 6.05(A).

(D)	Funding Event. Licensee will provide University with written notice of any Funding Event within [***] of said Funding Event.

6.07 Copyright Notices. All copies of the Software distributed by Licensee as part of Licensed Product shall contain Copyright notices, as applicable, in appropriate locations and forms. Such notices shall be consistent with any instructions which might be provided by University; and shall include all Copyright and other notices in the form supplied by University.

ARTICLE VII WARRANTIES, LIMITATIONS & INDEMNIFICATION

7.01 University Limitation. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR WITH RESPECT TO: (1) THE SCOPE OR VALIDITY OF ANY OF THE PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND/OR COPYRIGHT; (2) WHETHER THE PATENT RIGHTS AND/OR COPYRIGHT MAY BE EXPLOITED BY LICENSEE OR ANY SUBLICENSEE WITHOUT INFRINGING THE RIGHTS (INCLUDING PATENT RIGHTS AND/OR COPYRIGHT) OF OTHERS; OR (3) THE RESULTS TO BE OBTAINED BY USE OF THE PATENT RIGHTS, THE SOFTWARE, THE LICENSED PRODUCTS AND/OR THE LICENSED PROCESSES. THE PATENT RIGHTS AND THE SOFTWARE ARE DELIVERED “AS IS” IN EVERY RESPECT. IF BIOLOGICAL MATERIALS ARE TRANSFERRED (BY WAY OF LICENSE, BAILMENT OR OTHERWISE) HEREUNDER, UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES THAT SUCH BIOLOGICAL MATERIALS AND/OR THE METHODS USED TO MAKE OR USE SUCH BIOLOGICAL MATERIALS ARE FREE FROM LIABILITY FOR PATENT INFRINGEMENT.

7.02 Indemnification.

(A)

Licensee will at all times during the Term and thereafter, defend, indemnify and hold UIUC, the University and its affiliated hospital, BMCC, their current and former trustees, officers, employees, students, agents and affiliates (together, “Indemnitees”) harmless from and against all claims, suits, demands, liability and expenses, including legal expenses and reasonable attorneys’ fees, arising out of: [***].

(B)	MGH.

(i)

Licensee shall indemnify, defend and hold harmless MGH and its affiliates and their respective trustees, directors, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “MGH Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the MGH Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of [***].

(ii)

Licensee agrees, at its own expense, to provide attorneys [***] to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any MGH Indemnitees shall have the right to retain its own counsel, at the expense of Licensee, if representation of such MGH Indemnitees by counsel retained by Licensee would be inappropriate [***]. Licensee agrees to keep MGH informed of the progress in the defense and disposition of such claim and to consult with MGH prior to any proposed settlement.

7.03 Insurance.

(A)

Scope & Expense. (a) Licensee shall procure and maintain in full force and effect commercial general liability insurance policies that protect and name the Indemnitees, including Trustees of Boston University, as additional insureds as their interests appear as provided for in ISO form CG 20 26 04 13 with coverage amounts of [***]. Licensee shall procure and provide to University proof of such coverage on or before January 16, 2016, in a form satisfactory to University. Delivery of proof of coverage to University within such time is a condition precedent to the validity and enforceability of the grant in Section 2.01 of this Agreement. University may in its reasonable discretion, by [***] written notice to Licensee, require greater liability coverage. (b) Notwithstanding section 7.03(A)(a) above, prior to the earlier of: (i) the first use of a Licensed Process or Licensed Product by or on humans (including human testing) or (ii) the First Commercial Sale of any Licensed Process or Licensed Product, Licensee will, at its own expense, procure and maintain in full force and effect commercial general liability insurance policies that protect and name the Indemnitees as additional insureds with coverage amounts of [***], but the University may in its reasonable discretion, by [***] written notice to Licensee, require greater liability coverage. Coverage under the commercial general liability insurance will include product liability and coverage for Licensee’s indemnification obligations under Section 7.02. If the product liability insurance is not for occurrence liability coverage, Licensee will maintain commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals) by Licensee, Sublicensee, affiliate or agent of Licensee and a reasonable period after the period referred to in (i) which shall in no event be less than [***] after it has ceased commercial distribution or use of any Licensed Product or Licensed Processes, or in the alternative, procure an extended tail reporting period for not less than [***]. University may in its reasonable discretion, by [***]

written notice to Licensee, require greater liability coverage. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [***] such self– insurance program must be acceptable to the University, MGH and MGH’s Risk Management Foundation. The minimum amounts of insurance coverage required under this Section 7.04(A) shall not be construed to create a limit on Licensee’s liability with respect to its indemnification under Section 7.03 of this Agreement.

(B)

Notice, Renewal & Cancellation. Licensee will provide the University with written evidence of such insurance upon issuance and within [***] of each renewal. Licensee will give the University at least [***] written notice prior to any cancellation, non-renewal or material change in such insurance. Notwithstanding anything to the contrary in Section 9.02(A), failure to maintain insurance as required by this Section 7.04 shall constitute a material breach of the Agreement and, in the event of such breach, the University may terminate this Agreement [***]. This Section 7.04 shall survive expiration or termination of this Agreement.

7.04 University Liability.

(A)

THE TOTAL LIABILITY OF THE UNIVERSITY, MGH AND UIUC OR ANY OF THEIR AFFILIATES, TRUSTEES, DIRECTORS, OFFICERS, MEDICAL AND PROFESSIONAL STAFF, EMPLOYEES AND AGENTS (JOINTLY AND SEVERALLY) FOR ANY AND ALL CAUSES OF ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN AGGREGATE, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, OR OTHERWISE WILL BE LIMITED TO DIRECT DAMAGES NOT EXCEEDING IN THE AGGREGATE [***]. LICENSEE WAIVES AND DISCLAIMS (AND WILL CAUSE ALL ITS SUBLICENSEES TO WAIVE AND DISCLAIM) ANY RIGHT TO RECOVER ANY DAMAGES IN THE AGGREGATE IN EXCESS OF SUCH AMOUNT FROM THE UNIVERSITY.

(B)

UNIVERSITY, MGH AND UIUC AND ITS AND/OR THEIR, AFFILIATES, TRUSTEES, DIRECTORS, OFFICERS, MEDICAL AND PROFESSIONAL STAFF, EMPLOYEES AND AGENTS SHALL NOT BE LIABLE TO LICENSEE AND/OR SUBLICENSEES FOR, INCLUDING BUT NOT LIMITED TO, ANY LOST OR ANTICIPATED REVENUES, PROFITS OR SAVINGS, OR ANY INCIDENTAL, INTANGIBLE, EXEMPLARY, PUNITIVE, SPECIAL INDIRECT OR CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, OR OTHERWISE AND WHETHER OR NOT THE UNIVERSITY, MGH AND/OR UIUC WERE ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

ARTICLE VIII INFRINGEMENT

8.01 Notice. Each party will notify the other party promptly in writing of any alleged infringement of the Patent Rights and/or Copyright in the Software by a third party of which it becomes aware and will provide any available evidence thereof.

8.02 Prosecution by Licensee.

(A)

Procedure. For so long as the grant in ARTICLE II of this Agreement remains exclusive to Licensee and Licensee is not in breach of this Agreement, Licensee will have the first right, at its sole discretion, to prosecute, at its own expense, any alleged infringement of the Patent Rights and/or Copyright within the Territory and Field of Use. The University agrees to allow the Licensee to include the University, at the Licensee’s expense, as a party plaintiff in any suit brought with respect to any such infringement. Licensee shall not include UIUC as a party plaintiff in any suit brought with respect to any such infringement without prior express written consent of UIUC. The University will have the right to participate in any action, at Licensee’s expense. Prior to commencing any such action, Licensee shall consult with University and shall consider the views of University regarding the advisability of the proposed action. In addition, Licensee agrees to consult with counsel for the University on any significant matters related to the litigation. Notwithstanding anything in the foregoing to the contrary, no settlement, consent judgment or other voluntarily final disposition of any such suit may be entered into without the prior written consent of the University, which consent will not be unreasonably withheld. Licensee will indemnify, defend and hold harmless the University against any order for any costs that may be made against the University in such proceedings brought by Licensee in accordance with this Section 8.02(A). For the avoidance of any doubt, if the grant under ARTICLE II of this Agreement becomes non-exclusive for any reason, Licensee will not have any right to prosecute infringers under this Section 8.02(A).

(B)

Damages. In the event that Licensee undertakes litigation pursuant to Section 8.02(A) for the enforcement of Patent Rights and/or Copyright, any recovery of monetary damages by Licensee for each suit will be applied as follows: [***].

8.03 Prosecution By University.

(A)

Procedure. If the Licensee; (i) within [***] after having been notified of any alleged infringement, has been unsuccessful in negotiating with the alleged infringer to cease and desist such infringement and has not brought an infringement action (or has not defended against any material counterclaim), and/or Licensee continues to be unsuccessful in persuading the alleged infringer to desist and continues not to initiate an infringement action within [***] after written notice from University that University intends to exercise its rights under this paragraph, or (ii) if the Licensee notifies the University at any time prior to the end of such [***] period of its intention not to bring suit against any alleged infringer in the Territory for the Field of Use, then, and in those events only, the University will have the right, but not be obligated, to prosecute at its own expense any such infringement of the Patent Rights and/or Copyright in the Territory for the Field of Use. In such circumstances, and provided that the license granted pursuant to ARTICLE II remains in force, the University will have the right to name the Licensee as a party plaintiff if necessary for the prosecution of the infringement suit. Notwithstanding anything in the foregoing to the contrary and further provided that the Exclusive Period of the license granted pursuant to ARTICLE II remains in force, no settlement, consent judgment or other voluntarily final disposition of any such suit may be entered into without the consent of the Licensee, which consent will not be unreasonably withheld.

(B)

Damages. In the event that University undertakes litigation pursuant to Section 8.03(A) for the enforcement of Patent Rights and/or Copyright, any recovery of monetary damages by University for each suit will be applied as follows: [***].

8.04 Actions Against Licensee or University. In the event that an action alleging invalidity or noninfringement of any of the Patent Rights and/or Copyright is brought against the University or against Licensee (whether as an independent action or as a counterclaim of a suit filed by Licensee), relating to the Field of Use, the University, at its sole option, will have the right, within [***] after the commencement of such action, to take or regain control of the action at its own expense. If the University determines not to exercise this right and the grant under ARTICLE II remains exclusive to Licensee, Licensee may take over or remain as lead counsel for the action at Licensee’s sole expense, with any settlement or recovery subject to the approval provisions of Section 8.02(A) and allocation provisions of Section 8.02(B); provided that the University will have the right to refuse, in its sole discretion, to accept any settlement offer that would, in its sole judgment, result in the lessening or weakening of any Patent Rights and/or Copyright.

8.05 Cooperation. In any infringement suit, either party shall provide cooperation and assistance to the other party, at the requesting party’s expense, as may be reasonably necessary for the suit. Each party agrees to make available relevant records, papers, information, samples and specimens, as well as to have its employees testify upon request, except as restricted by law.

8.06 Sublicense Settlements. In the event that Licensee elects to grant a Sublicense to any alleged infringer in the Territory for the Field of Use for future use of the Patent Rights and/or Copyright (e.g., as permitted by Section 2.03(C)), any amounts paid by the alleged infringer as a part of the Sublicense or settlement of allegations regarding infringement of the Patent Rights and/or Copyright will be shared by Licensee and the University in the same ratio as amounts received as Sublicense Lump Sum payments under Section 4.01(F). Sublicensing Revenues and/or Net Sales received from any such Sublicensee will otherwise be shared by Licensee and University in accordance with Section 4.01(E) or 4.01(F), as applicable.

ARTICLE IX TERMINATION

9.01 License. Unless earlier terminated as provided for in this Agreement, the license granted pursuant to: i) Section 2.01(a) for Licensed Products and Licensed Processes will continue in each country (on a country by country basis) until the occurrence in the applicable country of the following: the expiration, invalidation (where invalidation requires the final decision rendered by a court of competent jurisdiction from which no further appeal has or may be taken) or termination of the last to expire, invalidate or terminate of the Patent Rights upon which the Licensed Products and/or Licensed Processes are based (if any); and ii) Section 2.01(b) for Software-Based Products and Software-Based Processes will continue for a [***] period from the Effective

Date, or if earlier, in each country (on a country by country basis) until the occurrence in the applicable country of the following: the expiration, invalidation (where invalidation requires the final decision rendered by a court of competent jurisdiction from which no further appeal has or may be taken) or termination of the copyright or other intellectual property based right upon which the Software-Based Products and/or Software-Based Processes (if any) is/are based. Nothing herein shall limit Licensee’s obligation to pay the Minimum Royalty Amounts set forth in Section 4.01(C).

9.02 Early Termination. Notwithstanding the foregoing, all licenses granted pursuant to ARTICLE II and this Agreement will terminate as follows:

(A)

Material Breach. If Licensee materially breaches this Agreement, fails to account for or make any payment to University that is required by this Agreement, fails to make any payment referred to in the Principal Terms & Milestones List, fails to meet any Milestone as set forth in the Principal Terms & Milestones List, fails to maintain insurance as required in Section 7.04 or if a Sublicensee materially breaches any of the provisions to which it is required to be bound directly to the University as set forth in Section 2.03 (a “Breaching Sublicensee”), the University will have the right, at its election, to terminate: (i) the Exclusive Period; (ii) any or all licenses granted by the University under this Agreement (including the right to sublicense); (iii) a Breaching Sublicensee’s sublicense; or (iv) this Agreement in its entirety upon [***] prior written notice, subject to the survival of the obligations set forth in Section 9.05. Termination will take effect [***] after written notice unless Licensee cures the breach within said [***] period. For the avoidance of doubt, if the Exclusive Period terminates but this Agreement does not terminate, University may (subject to the continuation of Licensee’s and/or any valid Sublicensee’s rights, as expressly provided for in this Agreement) [***] engage in marketing and/or licensing of any of the Patent Rights. University’s right to terminate in accordance with this Section 9.02(A) is in addition to, and not in lieu of, the exercise of any other right University may have for breach of this Agreement by Licensee.

(B)

Insolvency, Etc. If Licensee files a petition in bankruptcy or if an involuntary petition is filed against Licensee and such petition is not dismissed within [***], or if the Licensee will cease or suspend the conduct of its usual business or if the Licensee will become, or in light of its usual business is likely to become, insolvent and is unable to pay its debts when due, this Agreement will terminate [***].

(C)

Challenge to Validity of Patent Rights or Copyright. To the maximum extent permitted by law, if Licensee, or any of its Affiliates, files a lawsuit or otherwise challenges the validity, scope or enforceability of any of the Patent Rights and/or Copyright, University shall have the right, at its election, [***] after the filing of said lawsuit or notice of any other challenge to terminate this Agreement [***]. If any Sublicensee (or an Affiliate thereof) files a lawsuit or otherwise challenges the validity, scope or enforceability of any of the Patent Rights and/or Copyright, University shall have the right, at its election, [***] after the filing of said lawsuit or notice of any other challenge to demand that Licensee terminate said agreement under which said Sublicensee takes license/rights in the Patent Rights and/or Copyright, which termination must occur and be effective within the cure provided in Section 9.02(A). In the event that, and for any period during which University does not choose to exercise its rights to terminate this Agreement or a Sublicense pursuant to this Section 9.02(C), Licensee will pay to University [***]. In the event that such a patent challenge is successful, Licensee will have no right to recoup any royalties or other payments due and payable to University during the period of challenge. In the event that such a patent and/or copyright challenge by Licensee or any Sublicensee is unsuccessful, Licensee shall also reimburse University for all University’s reasonable legal fees and expenses incurred in its defense of said challenge to the Patent Rights. This obligation to reimburse University for defense of Licensee’s unsuccessful challenge to the validity, scope or enforceability of any of the Patent Rights and/or Copyright shall survive any expiration or termination of this Agreement. A lawsuit shall be deemed ‘unsuccessful’ for purposes of this Section 9.02(C) if: (i) the lawsuit is terminated for any reason prior to a settlement or judgment from which no appeal can be or is taken; (ii) any of the Patent Rights and/or Copyright challenged by said lawsuit remain enforceable after any such settlement or judgment is in effect; or (iii) if Licensee or such Sublicensee would still require a license to any of the Patent Rights and/or Copyright to sell any of its products after any such settlement or judgment is in effect.

(D)

Claim of Implied License. If Licensee, or any of its Affiliates, files a lawsuit claiming, or otherwise claims or argues in writing, that Licensee is granted an implied license to any invention or patent right and/or copyright (other than the expressly defined Patent Rights or Copyright), the University shall have the option to terminate this Agreement [***] (or at any time thereafter) and [***].

9.03 Licensee’s Right To Terminate. After the [***] of the Effective Date, upon [***] advanced notice, Licensee may terminate this Agreement by giving written notice to University as provided for in Section 11.07.

9.04 Accrued Obligations.

(A)

Upon expiration or termination of this Agreement for any reason, each party will remain liable for those obligations which came into existence prior to the effective date of the expiration or termination including, without limitation, payment of accrued Running Royalties, Minimum Royalty Amount(s), Sublicense Lump Sums, Patent Costs and the recovery from actions pursuant to Section 8.02(B) and Section 8.04, as well as legal fees and expenses as set forth in Section 9.02(C). For the avoidance of doubt, upon termination of this Agreement, Licensee will remain liable to University for payment to University of University’s portion of any royalties and/or fees collected by Licensee for Sublicenses. However, Licensee will no longer be a party to any Sublicense which is continued after the termination of this Agreement as permitted under Section 2.03(E).

(B)

Provided Licensee has not materially breached this Agreement, Licensee may, for a period of no longer than [***] after the effective date of the termination of this Agreement, complete any or all Licensed Products that it can demonstrate were in the process of manufacture on the effective date of the termination and sell any and all Licensed Products that it can demonstrate were in the process of manufacture or in inventory on the date of termination; provided that Licensee will remain obligated to pay any applicable Running Royalties and fees thereon and prepare and send appropriate reports to University with respect to said Running Royalties as provided in this Agreement. Within [***] after a written request by the University, Licensee will provide the University with an accounting of Licensed Products then on hand and in process and its best estimate of when within the [***] period such sales of Licensed Products will conclude.

9.05 Survival. ARTICLE I (all - including Schedule 1); ARTICLE II, Sections 2.03(E), 2.03(F), 2.04, 2.05, 2.06 and 2.08; ARTICLE IV (all — to the extent applicable to obligations to pay Milestone Payments, Minimum Royalty Amounts, Running Royalties, Sublicense Lump Sums, interest and all other amounts accrued as of the date of expiration or termination); ARTICLE V (Sections 5.01, 5.02 and 5.05, each for [***] from the date of expiration or termination); ARTICLE VI, Sections 6.01, 6.02, 6.03, 6.06 (with respect to accrued costs as of the date of expiration or termination) and 6.07; ARTICLE VII (all); ARTICLE VIII for actions filed by Licensee prior to expiration or termination; ARTICLE IX, Sections 9.02(C), 9.04, 9.05, 9.06 and 9.07; ARTICLE X (all); ARTICLE XI, Sections 11.01, 11.02, 11.03, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 and all other sections which by their nature should survive, will survive the expiration or termination of this Agreement. Exhibit C (Equity Agreement) as executed by the parties shall also survive the expiration or any termination of this Agreement as an independent agreement in accordance with its respective terms.

9.06 Effect of Termination. For the avoidance of doubt, upon termination of this Agreement, Licensee will remain liable to University for payment to University of University’s portion of any royalties and/or fees collected by Licensee for Sublicenses. However, Licensee will no longer be a party to any Sublicense which is continued after the termination of this Agreement as permitted under Section 2.03(E).

9.07 Information. Upon termination of this Agreement for any reason, Licensee shall, promptly upon written request by the University, make available to the University, at the University’s sole option, the rights to use, license or own all Information then in Licensee’s possession that is relevant to the commercialization of Licensed Products or Licensed Processes. Any Information returned to University under this Section 9.06 shall not be considered Licensee’s Confidential Information.

ARTICLE X DISPUTE RESOLUTION

10.01 Mediation. In the event of any dispute arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, representatives designated by each party will meet at the University or confer by conference call within [***] of a written request by either party, and attempt to amicably resolve the dispute. If the dispute is not resolved by such efforts within [***] after such written request for a meeting or conference call, the parties will refer the matter to non-binding mediation in Boston, the costs of which will be shared equally. In the event that such dispute is not amicably resolved by such non-binding mediation, then the parties may, at their option, agree to arbitrate or unilaterally employ civil litigation or any other dispute resolution mechanism available to them.

10.02 Injunctive Remedies. Notwithstanding Section 10.01 above, the parties acknowledge and agree that, in the event of a breach or a threatened breach by either party of Sections 11.01 or 11.06 hereof, the other party may suffer irreparable damage for which it will have no adequate remedy at law and, accordingly, will be entitled [***] to seek injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, without having first complied with the provisions of Section 10.01, and without the necessity of posting any bond or surety, in addition to any other remedy it might have at law or at equity.

10.03 Governing Law. The validity, interpretation, performance and enforcement of this Agreement, and all rights and obligations of the parties will be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its rules concerning conflicts of laws.

10.04 Exclusive Venue; Consent to Jurisdiction. Except for mediation as stipulated in Section 10.01, any action, suit or other proceeding pursuant to, arising under, or touching or concerning this Agreement or the transactions contemplated hereby, including any challenge to the validity or enforceability of the Patent Rights and/or Copyright, will be brought exclusively in any court of competent jurisdiction in Suffolk County, Commonwealth of Massachusetts. The parties agree to take any and all necessary or appropriate action to submit to the exclusive jurisdiction of any such court.

ARTICLE XI GENERAL PROVISIONS

11.01 Confidentiality. It is contemplated that in the course of the performance of this Agreement (the “Permitted Use”) each party may, from time to time, disclose Confidential Information to the other. Each party agrees to use reasonable efforts: i) to not use the other party’s Confidential Information except in the course of the performance of this Agreement or as required to comply with laws or with legal process; and ii) to take all reasonable steps, but no less than the steps it takes to keep its own

Confidential Information confidential, to prevent disclosure to a third party; provided that no provision of this Agreement will be construed to preclude such disclosure of Confidential Information as may be necessary or appropriate to: (A) obtain from any governmental agency any necessary approval or license or to obtain patents that are to be included in Patent Rights; or (B) where University is the receiving party, for University to provide Licensee’s Confidential Information when required for the performance of University’s obligations under any third party agreement pertaining to the Patent Rights and/or Copyright . The obligations of confidentiality set forth in this Section 11.01 shall survive termination of this Agreement for a period of [***]. Notwithstanding the forgoing, if the University terminates this Agreement in accordance with Section 9.02, the University may use and/or provide any of Licensee’s information to a third party for purposes of attempting to relicense any of the Patent Rights and/or Copyright. Notwithstanding any other provision of this Agreement, Licensee agrees not to disclose to University any information that may be subject to export controls under any applicable laws or regulations, including but not limited to the Export Administration Regulations of the United States Department of Commerce, the International Traffic in Arms Regulations of the Department of State, and the Office of Foreign Assets Control of the Department of Treasury.

11.02 Amendment and Waiver. This Agreement may be amended only by an instrument in writing signed by an authorized officer of each party. No provision of or right under this Agreement will be deemed to have been amended or waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party will be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

11.03 Independent Contractors. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between the University and Licensee do not constitute a partnership, joint venture, agency or contract of employment between them.

11.04 Assignment.

(A)

This license is personal to the Licensee. Without prior written consent of University, this Agreement may be assigned or transferred by Licensee: (i) to an Affiliate (and only for so long as said Affiliate remains an Affiliate); or (ii) in connection with any merger, consolidation or reorganization of Licensee; provided, that (a) Licensee shall deliver written notice to University at least [***] prior to any such proposed assignment, such notice to include the assignee’s contact information as well as a description of all of the material terms and conditions of the agreement (as well as any changes thereto, as applicable, within the [***] notice period) between Licensee and the proposed assignee, (b) the proposed assignee agrees in writing to assume all obligations and liabilities of Licensee hereunder, and (c) Licensee is not in default of any of its obligations under this Agreement (including without limitation payment of any amounts due under this Agreement and/or diligence obligations) at the time of such proposed assignment. Any attempt by Licensee to transfer/assign this Agreement in violation of these restrictions will be null and void. Moreover, any attempt by Licensee to transfer/assign this Agreement in violation of these restrictions will [***] terminate this Agreement.

(B)

Without prior written consent of University, this Agreement may be assigned or transferred by Licensee in connection with any sale of all, or substantially all, of a Licensee’s assets related to the Patent Rights and/or Copyright provided that (a) Licensee shall deliver written notice to University at least [***] prior to any such proposed assignment, such notice to include the assignee’s contact information as well as a description of all of the material terms and conditions of the agreement (as well as any changes thereto, as applicable, within the [***] notice period) between Licensee and the proposed assignee, (b) the proposed assignee agrees in writing to assume all obligations and liabilities of Licensee hereunder, and (c) Licensee is not in default of any of its obligations under this

Agreement (including without limitation payment of any amounts due under this Agreement and/or diligence obligations) at the time of such proposed assignment. Any attempt by Licensee to transfer/assign this Agreement in violation of these restrictions will be null and void. Moreover, any attempt by Licensee to transfer/assign this Agreement in violation of these restrictions will [***] terminate this Agreement. Any such assignment requires payment to University of an amount to be agreed upon by Licensee and University at the time of said proposed assignment (the “Assignment Fee”). No attempt to assign this Agreement will be valid and enforceable in the absence of the payment of said Assignment Fee to University.

(C)

Licensee, or its permitted assignee, will within [***] of the effective date of any assignment permitted under Sections 11.04(A) or 11.04(B), notify University of the assignment and advise if the assignee does not qualify for ‘small entity’ status in accordance with 37 C.F.R. § 1.27.

11.05 Successors and Assigns. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.06 Use of Names. No Party will use the name of the other Party, MGH or UIUC or any trustee, director, staff member, officer, employee, student or agent of any other Party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used; provided that, with respect to the University, Licensee may state that Licensed Products are based on research originally carried out at Boston University and that it is licensed by the University under the Patent Rights and/or Copyright so long as such statement(s) do not suggest University’s endorsement of the Licensed Products, Licensed Processes or the Licensee. Licensee may, without seeking permission of University, make reference to publications authored or co-authored by the inventor(s). Licensee will submit to the University for review and written approval, which approval will not be unreasonably withheld or delayed, any references to Licensed Products, this Agreement, the University or the inventors in submissions required by the Securities and Exchange Commission or any stock exchange or market system on which its shares are listed or being considered for listing. For the University and its officers, employees and students, such approval will be obtained from the Managing Director of the University’s Office of Technology Development or its successor. In addition, the University may disclose the name of Licensee in publications by the University. Licensee and University agree that if any public announcement is made about this Agreement, they will jointly make said announcement about the existence of this Agreement. With respect to obtaining approval for MGH, such approval shall be obtained from MGH’s Chief Public Affairs Officer.

11.07 Notices. All communications hereunder must be in writing and must be sent to the addresses set forth below, or such other address as either party may specify by notice sent in accordance with this Section:

If to the University:

Boston University

[***]

  Attention: [***]

Facsimile: [***]

Email: [***]

with a copy to:

Boston University

[***]

  Attention: [***]

Facsimile: [***]

If to Licensee, to the Licensee Notice Address set forth in the Principal Terms & Milestones List. Notices, statements, reports or requests required or permitted hereunder will be in writing and will be deemed effective and properly given [***] by any courier (e.g. FedEx) that provides evidence of delivery, registered or certified mail, Express Mail, or e-mail (provided that delivery to the recipient is confirmed) to the recipient as indicated above or such other recipient as may, in the future, be designated by University or Licensee by such communication.

11.08 Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision that is as similar as possible in substance to the invalid, illegal or unenforceable provision.

11.09 Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms and conditions hereof and any terms or conditions set forth in any purchase order, sponsored research agreement, confidentiality agreement, material transfer agreement, terms sheet or other document relating to, or affecting, the transactions contemplated by this Agreement, the terms and conditions set forth in this Agreement will prevail.

11.10 Captions/Headings. Captions and Headings of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and will not limit or affect the terms and conditions hereof.

11.11 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular will include the plural, and each masculine, feminine and neuter reference will include and refer also to the others, unless the context otherwise requires.

11.12 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all prior agreements and understandings relating to the subject matter hereof, and no representations, inducements, promises or agreements, whether oral or otherwise, between such parties not contained herein or incorporated herein by reference will be of any force or effect. No provision of this Agreement will be interpreted in favor of, or against, either of the parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or such provision.

11.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile or PDF copies of this Agreement will be enforceable as originals. In making proof of this Agreement, it will not be necessary to produce or account for more than one such counterpart.

[Remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, and have duly delivered and executed this Agreement under seal as of the date first set forth above.

Beta Bionics, Inc.	Trustees Of Boston University

/s/ Ed Damiano	/s/ Martin J. Howard
Name: Ed Damiano	Martin J. Howard
Title: President	Senior VP, CFO & Treasurer

Schedule 1

Definitions

When used as capitalized terms in the Control Algorithm License Agreement to which this Schedule 1 is attached, the following terms will have the respective meanings set forth below. The definition of terms defined in the singular tense will include the plural tense and vice versa.

Affiliate means with respect to any person or Entity, any other person or Entity that controls, is controlled by or is under common control with the specified person or Entity. As used in this definition, the term ‘control’ means: (a) direct or indirect control of at least fifty percent (50%) of the voting stock of an Entity; or (b) in the absence of ownership of at least fifty percent (50%) of the voting stock of the Entity, or in the case of a non-corporate Entity or person, possession of, directly or indirectly, the power to direct or cause the direction of the management and policies of such person or Entity.

Agreement means the Control Algorithm License Agreement to which this Schedule 1 is attached, together with all Schedules and Exhibits annexed thereto, as the same shall be modified and in effect from time to time.

Assignment Fee has the meaning set forth in Section 11.04(B).

BMCC has the meaning set forth in Section 2.04.

Board Observer Rights Letter Agreement means the letter agreement between the Licensee and the University pursuant to which the University receives board observer rights in the Licensee, and which letter agreement shall be in, or substantially in, the form attached hereto as Exhibit D.

Breaching Sublicensee has the meaning set forth in Section 9.02(A).

Business Plan means a detailed document covering Licensee’s plans as to projected product development, markets and sales forecasts, manufacturing and operations, and financial forecasts.

Calendar Quarter means each three-month period of the Calendar Year beginning on January 1, April 1, July 1 and October 1.

Calendar Year means the period of January 1 through December 31.

Change of Control means, with respect to Licensee, (a) a merger or consolidation of Licensee with a third party which results in the voting securities of Licensee outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a third party, together with its Affiliates, becomes the owner of more than fifty percent (50%) of the combined voting power of Licensee’s outstanding securities other than through issuances by Licensee of securities of Licensee in a bona fide financing transaction or series of related bona fide financing transactions, or (c) the sale or other transfer to a third party of all or substantially all of Licensee’s assets or business to which this Agreement relates.

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Claim means any issued, unexpired, valid claim or pending claim contained in the Patent Rights. For purposes of this definition, valid claim means any claim that has not been: i) formally disclaimed by the University as applicable; ii) dedicated to the public by the University as applicable; or iii) held to be invalid or unenforceable by a final judgment of a court or administrative agency of competent jurisdiction from which no appeal can be, or is, taken.

Clinical Trial has the meaning set forth in Section 2.03(K).

Combination Product means any product comprised of a combination of: (i) a Licensed Product; and (ii) any active ingredient(s), device(s), delivery system(s) or other technology(ies) for which rights are not included in the license granted under this Agreement but, with respect to said item(s) in (ii), which may each or collectively form the basis for a separately saleable product (an “Independent Subproduct”).

Commercial Activity Reference Date has the meaning set forth in the Principal Terms & Milestones List.

Commercialization Plan means a detailed report describing Licensee’s progress toward and plans for commercialization of the Licensed Products, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Product, Licensed Process and/or Software and significant corporate transactions involving Licensed Product.

Confidential Information means all confidential and proprietary information and data of one party that is provided by that party (the “disclosing party”) to the other party (the “receiving party”) hereunder in written or other tangible medium and marked as confidential at the time of disclosure, except any portion thereof which:

(a)	was known to the receiving party, before receipt thereof under this Agreement, as evidenced by the receiving party’s written record;

(b)	is or becomes generally known through no fault of the receiving party;

(c)

was provided to the receiving party by a third party, provided that such information was lawfully disclosed by such third party free of restrictions upon disclosure and, to the receiving party’s knowledge, without breach of any obligation to the disclosing party;

(d)	is independently developed by persons at the receiving party not having knowledge of, or access to, the Confidential Information; or

(e)

is disclosed pursuant to valid court order or other governmental directive, so long as receiving party has provided to the disclosing party [***] notice of such order or directive so as to enable the disclosing party to interpose appropriate objections thereto.

Copyright means the University’s and/or UIUC’s copyrights in the Software as ascribed in Sections 101 et seq. of the Copyright Law of the United States, as amended from time to time, and International Treaty provisions, in effect from time to time, relating to the protection of copyrights worldwide, but excluding any third party rights therein.

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Covered In Whole Or In Part By A Claim means but for the license rights granted under this Agreement, the Licensee’s or Sublicensee’s activity (alone or in combination with other persons or Entity(ies) acting under instructions from, or on behalf of, a Licensee and/or Sublicensee) would in some way constitute direct or indirect infringement of a Claim even if not all elements of the Claim are carried out by the same Entity or practiced in the same geographic location.

Current Market Value means, as to any issuance of equity by Licensee in connection with a Sublicense: [***].

Deferred Patent Costs has the meaning set forth in Section 6.06(A).

Deferred Patent Costs Invoice has the meaning set forth in Section 6.06(A).

Deferred Patent Cost Period has the meaning set forth in Section 6.06(A).

Delayed Milestone has the meaning set forth in Section 3.04(B).

Effective Date has the meaning set forth in the preamble to this Agreement.

End-User means any person or Entity whose use of a product or Licensed Product results in utilization, consumption, destruction, loss of activity or loss of value of said product or Licensed Product.

Entity means any corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership or other legal entity or organization.

Equity Agreement means the agreement between the Licensee and the University pursuant to which the University receives an equity interest in the Licensee, for its account and the account of UIUC, and which agreement shall be in, or substantially in, the form attached hereto as Exhibit C.

Estimated National Phase Entry Payment has the meaning set forth in Section6.06(C)(i).

Exclusive Period means the Term of the licenses granted pursuant to Section 2.01(a) unless such period of exclusivity is earlier terminated by the University pursuant to Sections 3.06 or 9.02(A).

Field of Use has the meaning specified in the Principal Terms & Milestones List.

First Commercial Sale means the first sale of a Licensed Product by Licensee (or Sublicensee) to any third party in an arm’s length transaction anywhere in the world.

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Funding Event means receipt of venture capital, angel funding or any other form of funding in exchange for equity in Licensee in a cumulative amount equal to or in excess of the Funding Event Amount as defined in the Principal Terms & Milestones List.

Government Rights means the rights of the United States of America or other government entity in subject matter licensed under this Agreement, including without limitation those set forth in 35 U.S.C. § 200 et seq. or any successor thereto, as well as federal regulations promulgated thereunder, all as modified and in effect from time to time.

Indemnitees has the meaning specified in Section 7.02 and MGH Indemnitees has the meaning specified in Section 7.02(B).

Independent Subproduct has the meaning specified in the definition of Combination Product.

Information means research results, toxicology data, assays, preclinical data, prototypes, mask works, manufacturing processes including cell lines and unused, unexpired amounts of Licensed Products, clinical results, regulatory submissions, approvals, customer lists, papers, photographs, computer programs and databases, manuals, prototypes, models, plans, drawings, designs, formulations, specifications, methods, techniques, formulas, supplier lists, engineering information, price lists, costing information, accounting and financial data, profit margin, marketing and sales data, and/or strategic plans related to the Patent Rights and/or Software.

Initial Public Offering means the first underwritten public offering of Common Stock of the Licensee for the account of the Licensee registered under the Securities Act of 1933, as amended.

Institutions has the meaning specified in Section 2.04.

JDRF means JDRF International, a major charitable 501(c)(3) organization dedicated to funding type 1 diabetes research headquartered at 26 Broadway, 14th floor, New York, NY (formerly known as the Juvenile Diabetes Research Foundation).

JDRF Related Intellectual Property means the intellectual property developed with use of funding from JDRF comprising (i) the subset of Patent Rights disclosed and/or claimed in University Cases [***] and [***]; and (ii) the Copyright in the subset of the Software developed using funding from JDRF.

Label License means a non-exclusive sublicense right to practice a Licensed Process that is granted directly and solely to an End-User by the Licensee or a Sublicensee and which is fully compliant with the terms, conditions and obligations set forth in Section 2.03(J), and wherein said sublicense right is memorialized: i) on a product label; ii) on product packaging; iii) on an insert that accompanies a product sold to the End-User so that said End-User may use said product said End-User purchased (and only in the amounts purchased) for its intended purpose; and/or iv) with respect to Software in either “shrink-wrapped” form or an electronic equivalent that permits the End-User to view and indicate agreement with the license terms.

Licensed Process means any Software-Based Process or any process that is Covered In Whole Or In Part By A Claim practiced within any country of the Territory.

Licensed Product means any Software-Based Product or any product or product part made, used, sold or imported into, or exported from, any country of the Territory that: (a) is Covered In Whole Or In Part By A Claim; or (b) is manufactured by using a Licensed Process; or (c) is employed to practice a Licensed Process.

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Licensee means the person(s), Entity or Entities so identified in the preamble to the Agreement, and its Affiliates.

Licensee Derivative Work means any development or modification created by or on behalf of Licensee that includes, or is based in whole or in part, on the Software, including, but not limited to, all works developed by or on behalf of Licensee which would be characterized as derivative works of the Software under the United States Copyright Act of 1976, as amended from time to time, but not limited to, translations, recastings, transformations, or adaptations of the Software to other hardware platforms or computer interfaces, or works consisting of revisions, or other modifications of the Software.

Licensee Fiscal Year has the meaning set forth in the Principal Terms & Milestones List.

Licensee Notice Address means the address so identified in the Principal Terms & Milestones List.

Licensee Notice E-mail means the e-mail so identified in the Principal Terms & Milestones List.

Market Countries means:

[***]

[***].

MGH JIAAs means (a) the Joint Invention Administration Agreement between University and MGH [***], and (b) the Joint Invention Administration Agreement between University and MGH [***].

Milestone means each of the events so identified in the Principal Terms & Milestones List.

Milestone Date means for any Milestone, the date appearing opposite such Milestone in the Principal Terms & Milestones List.

Milestone Payment means for any Milestone, the dollar amount (if any) appearing opposite such Milestone in the Principal Terms & Milestones List.

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Minimum Royalty Amount (or MRA) means for: (a) any year identified in the Principal Terms & Milestones List under the phrase “Minimum Royalty Amount”, the dollar amount appearing opposite the designation of such year; and (b) any year after the termination of the Exclusive Period, zero.

MRA Year means the period identified in the Principal Terms & Milestones List and defined in Section 4.01(C).

National Phase has the meaning given by the World Intellectual Property Organization with respect to patent prosecution activity under the Patent Cooperation Treaty.

National Phase Entry_means, entry into the National Phase under the Patent Cooperation Treaty as defined by the World Intellectual Property Organization (WIPO).

Net Sales means [***]

[***].

Non-Suit Countries means all countries other than Market Countries.

Patent Costs means all costs, fees and/or expenses of any kind incurred in respect of the Patent Rights and paid by University or invoiced to University, including without limitation: [***].

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Patent Cost Invoice has the meaning set forth in Section 6.06(A).

Patent List means Exhibit A and Exhibit B annexed hereto as they may be amended and in effect from time to time.

Patent Rights means all of the following University intellectual property:

(a) the patents and/or patent applications identified in the Patent List (including PCT application(s) and/or the U.S. utility application(s) filed on or before the one-year conversion date of any such provisional applications and related by a priority claim thereto); (b) any patent application(s) that claim(s) priority to and is/are a conversion, continuation, continuations-in- part, divisional, reissue, renewal, reexamination, substitution or extension of any patent application identified in (a); (c) any patents issuing on any of the patent applications identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof; and (d) if the Territory includes countries other than the United States, any foreign counterpart(s) (including PCTs) of the foregoing and any patents which issue thereon, provided that Claim(s) in any said continuations-in-part not identified in the Patent List as of the Effective Date will only be included in Patent Rights to the extent any said Claim(s) of said continuations-in-part is/are directed to subject matter specifically described in a patent or patent application identified in the original Patent List (i.e. the Patent List as of the Effective Date). For the avoidance of doubt, no other inventions or patent rights are included in the meaning of Patent Rights except as expressly set forth in this definition.

Public Sector will include:

(a)	the sovereign government of a country;

(b)	agencies of the United Nations and the World Health Organization;

(c)	organizations which are members of the International Committee of the Red Cross and Red Crescent;

(d)	international charitable agencies (also known as Non-Governmental Agencies) including but not limited to Oxfam, Medecins Sans Frontieres, and so forth;

(e)

organizations substantially supported by philanthropic organizations including but not limited to the Bill and Melinda Gates Foundation, the Rockefeller Foundation and so forth, specifically including global product development and distribution public-private partnerships.

Progress Report means a written report summarizing Licensee’s material technical and other efforts made towards First Commercial Sale for all Licensed Products and/or Licensed Processes under development. Such reports will include, without limitation, reasonably detailed summaries of: (i) development and commercialization of Licensed Products and/or Licensed Processes; (ii) collaborations with third parties and sublicensing efforts; (iii) progress toward completing milestones described in the Principal Terms & Milestones List; (iv) key management changes and total number of employees; (v) Licensee’s finances; (vi) scientific and business goals for the next year; (vii) summary of any payments due under ARTICLE IV; and (viii) any other company information which may materially adversely impact Licensee’s ability to develop Licensed Product and/or Licensed Processes .

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Quarterly Report has the meaning set forth in Section 5.02.

Reserved Rights has the meaning set forth in Section 2.04.

Royalties has the meaning set forth in Section 4.01.

Royalty Percentage has the meaning set forth in the Principal Terms & Milestones List.

Running Royalties has the meaning set forth in Section 4.01(E).

Running Royalty Amount means, in respect of any Calendar Quarter during the Term, [***]

(a)	[***] Net Sales [***] multiplied by the Royalty Percentage [***]; plus

(b)	[***] Net Sales [***], multiplied by the Software-Based Royalty Percentage [***].

Software means the computer software, source code, object code, and/or related documentation created by or on behalf of University, related to [***], as it exists on the Effective Date and listed in Schedule 3; but excluding any third party proprietary technology, content, know-how or code.

Software-Based Process means any process covered by, developed using and/or that executes the Software.

Software-Based Product means: 1) any product or product part that includes an executable copy of the Software incorporated therein; and/or 2) fee-based access to a device (e.g. computer or computer network) that executes the Software.

Software-Based Royalty Percentage has the meaning set forth in the Principal Terms & Milestones List. [***]

Sublicense means any agreement between Licensee (or a Sublicensee as permitted by University’s written consent given in accordance with Section 2.03(F)) and a third party that contains a grant to rights taken by Licensee under Section 2.01 of this Agreement regardless of the name given to said agreement by the parties.

Sublicense Lump Sum means, in respect of any Calendar Quarter during the Term, the product of the Sublicense Lump Sum Percentage (expressed as a decimal) multiplied by the applicable amount of Sublicensing Revenue.

Sublicense Lump Sum Percentage has the meaning set forth in the Principal Terms & Milestones List.

Page S1 - 8

Sublicensee means any person or Entity to whom a Sublicense is granted as permitted by this Agreement.

Sublicensee Running Royalty Amount means, in respect of any Calendar Quarter during the Term [***]

[***] Net Sales multiplied by the Sublicensee Running Royalty Percentage [***]

[***] Net Sales [***].

Sublicensee Running Royalty Percentage has the meaning set forth in the Principal Terms & Milestones List.

Sublicensing Revenue means [***].

Substantial Patent Prosecution Event means an opposition, interference, reexamination, reissue or other patent prosecution event where it is anticipated that costs in excess of [***] are likely to be incurred by University.

Term means with respect to any license granted by the University under this Agreement, the period beginning on the Effective Date and terminating in accordance with ARTICLE IX.

Territory has the meaning specified in the Principal Terms & Milestones List.

Third Party Royalties means any royalties Licensee pays to one or more third parties pursuant to one or more licenses to intellectual property rights entered into by Licensee to avoid infringement of such rights by the practice of the Patent Rights in the manufacture, use, or sale of any Licensed Product, or to avoid infringement-related litigation with respect to the practice of the Patent Rights, as determined by Licensee in its reasonable discretion. Third-Party Royalties shall not include: [***].

Page S1 - 9

Trade Dress will mean the physical appearance of Product as sold in any Market Country by Licensee, including but not limited to such characteristics as shape, color, tradename, trademark or service mark.

UIUC JIAA means the Joint Invention Administration Agreement between University and UIUC [***].

Unfunded Countries has the meaning set forth in Section 6.05.

World Intellectual Property Organization means the specialized agency of the United Nations charged with developing a balance and accessible international intellectual property system (see: http://www.wipo.int/portal/index.html.en).

Page S1 - 10

Schedule 2

None

Page S2 - 1

Schedule 3

iLet Control Algorithm

[***]

Page S3 - 1

EXHIBIT A

US PATENT RIGHTS

[***]

Page EA-1

EXHIBIT B

FOREIGN PATENT RIGHTS

[***]

Page EB-1

EXHIBIT C

UNIVERSITY - BETA BIONICS

EQUITY AGREEMENT

This Equity Agreement (the “Agreement”), effective as of December 23, 2015 (the “Effective Date”), is by and between Beta Bionics, Inc., a Massachusetts benefit corporation with a principal address at 22 Putnam Road, Acton, MA 01720 (the “Company”), and Trustees of Boston University, a Massachusetts non-profit corporation with a principal address at One Silber Way, Boston, MA 02215 (the “University”).

WHEREAS, the Company desires and the University has agreed pursuant to the terms of a Control Algorithm License Agreement dated as of the Effective Date (the “Control Algorithm License Agreement”) to license certain technology for which the University shall be entitled to certain royalty payments as set forth therein and, additionally, shares of the Company’s Capital Stock on the terms set forth herein; and WHEREAS, the University has agreed with The Board Of Trustees Of The University Of Illinois (“UIUC”) that University will hold the equity in Licensee under the Control Algorithm License Agreement for UIUC’s benefit; and WHEREAS, the parties hereto are willing to execute this Agreement to effect the purchase and sale of such Capital Stock and to be bound by the provisions hereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the University and the Company hereby agree as follows:

1. Definitions

(a) “Capital Stock” shall mean, individually, the Common Stock or Preferred Stock, and, collectively, the Common Stock and the Preferred Stock.

(b) “Common Stock” shall mean shares of the Company’s common stock, no par value.

(c) “Eligible Financing” shall mean the first capital raising transaction closing after the Effective Date after which the Company will have raised aggregate gross proceeds of [***] or more (inclusive of all amounts raised in such transaction including debt obligations that convert into Capital Stock and in any capital raising transaction occurring before such transaction).

(d) “Fully Diluted Capitalization” shall mean, at a specified time, without double counting, the sum of (a) the number of shares of Common Stock outstanding at such time, (b) the number of shares of Common Stock issuable upon the conversion, exercise or exchange of all securities or rights, including options and warrants, outstanding at such time, and (c) the number of shares of Common Stock reserved for issuance pursuant to any outstanding options or other securities exercisable for or convertible into Common Stock under the Company’s equity incentive plans.

Page EC-1

(e) “IPO” shall mean the Company’s first underwritten public offering of its Common Stock under the Securities Act (as defined below).

(f) “New Securities” shall mean shares of new securities of the Company constituting, or units of any new securities of the Company including, shares of Capital Stock or any warrants, options or rights to purchase shares of Capital Stock or any securities convertible into or exchangeable for shares of Common Stock (or any warrants, options or rights with respect to such convertible or exchangeable securities), excluding any securities (i) issued or issuable by reason of a dividend, stock split, split-up or other distribution on outstanding shares of Capital Stock, (ii) issued in a public offering, or (iii) issued in connection with an acquisition, joint venture, commercial arrangement, or similar corporate partnering transaction.

(g) “Preferred Stock” shall mean shares of the Company’s preferred stock, no par value.

2. Sale and Issuance of Shares.

(a) Subject to the terms and conditions of this Agreement, and in partial consideration of the license granted to the Company pursuant to the Control Algorithm License Agreement, the Company will hereby issue and deliver to the University at the closing for its own account, 2,247 shares of Series B Common Stock and, for UIUC’s account, 39 shares of Series B Common Stock, which shares together (2,286 total) represent two and one-half percent (2.5%) of the Company’s Fully Diluted Capitalization immediately following such issuance (collectively, such shares of Common Stock issued to the University are referred to herein as the “Shares”).

(b) The obligations of the Company hereunder are subject to the fulfillment of each of the following conditions:

(i) The University shall have executed and delivered the Control Algorithm License Agreement; and

(ii) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that may be required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective at the closing, other than filings which are required to be made after the closing and which will be duly made on a timely basis.

3. Representations.

(i) Representations and Warranties of the University. The University represents, warrants and acknowledges that the University: (a) has had an opportunity to ask questions of and receive answers from a Company representative concerning the terms and conditions of this investment; (b) is acquiring the Shares for the University’s own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation

Page EC-2

of the Securities Act of 1933, as amended (the “Securities Act”); (c) is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares; (d) is able to and must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore, cannot be offered or sold unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available; and (e) that the University is an “accredited investor” as that term is defined in Regulation D under the Securities Act. The University acknowledges and understands that the Common Stock has not been registered under the Securities Act, nor registered pursuant to the provisions of the securities laws or other laws of any other applicable jurisdictions, in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and in the laws of such jurisdictions. The University further understands that the Company has no intention and is under no obligation to register the Shares under the Securities Act or to comply with the requirements for any exemption that might otherwise be available, or to supply the University with any information necessary to enable the University to make routine sales of the Shares under Rule 144 or any other rule of the Securities and Exchange Commission.

(ii) Representations and Warranties of the Company. The Company represents and warrants to the University that:

a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

b. Immediately prior to consummating the transactions contemplated by this Agreement, the authorized Capital Stock of the Company consists of [***] shares of Common Stock, of which [***] shares are issued and outstanding and [***] shares are reserved under the Company’s equity incentive plans.

c. All currently issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully-paid, non-assessable and free of all preemptive rights. When the Shares are issued to the University pursuant to this Agreement, they will be duly authorized, validly issued, fully-paid, non-assessable and free of all preemptive rights.

d. The Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

e. Neither the execution, delivery or performance of this Agreement nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Company’s Certificate of Incorporation or Bylaws; (ii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which the Company is a party or by which its assets are bound; or (iii) violate any court order, judgment, administrative order, writ, decree, stipulation, arbitration award or injunction or statute, law, ordinance, rule and regulation applicable to the Company.

Page EC-3

4. Dilution Protection. The Company agrees to issue and deliver to the University, for no additional fee or consideration, from time to time, such number of additional shares of Capital Stock so as to cause the University to continue to hold shares of Capital Stock representing two and one-half percent (2.5%) of the Fully Diluted Capitalization until (i) immediately following the consummation of an Eligible Financing, (ii) immediately before the consummation of an IPO, or (iii) immediately prior to any sale of all or substantially all of the Company’s assets, merger or other acquisition, whichever event occurs first.

5. Other Investor Rights. The Company shall grant the University no less favorable registration and co-sale rights as and when the Company shall grant any such rights to third party investors before and in connection with the Eligible Financing.

6. Pre-Emptive Rights. If at any time after the issuance and delivery of the Shares to the University pursuant to this Agreement, the Company shall issue or sell any New Securities of the Company (other than shares of Common Stock or options to purchase shares of Common Stock issued or issuable pursuant to any equity incentive plans of the Company), the Company shall offer to sell such additional New Securities to the University at a purchase price equal to and on the same terms the Company offers to other investors in order to maintain the University’s proportional ownership of the Fully Diluted Capitalization calculated in accordance with this paragraph. Within [***] following the sale of New Securities by the Company, the Company shall deliver a notice to the University (the “Offer Notice”) stating the terms of the New Securities and the opportunity for the University to purchase New Securities. By giving written notice within [***] after the date of the Offer Notice, the University may elect to purchase, at the price and on the terms specified in the Offer Notice, such number of shares of New Securities needed to maintain the University’s proportional ownership of the Fully-Diluted Capitalization after giving effect to the issuance of (i) all New Securities (including New Securities purchased by the University under this paragraph) and (ii) if applicable, Additional Shares pursuant to paragraph 4 above. The exercise or non-exercise by the University of its rights pursuant to this paragraph shall be without prejudice to its rights under this paragraph with respect to any future sales of New Securities. The covenants set forth in this paragraph shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act of 1934, whichever event occurs first.

Page EC-4

7. Miscellaneous Provisions.

(a) Legends. The University acknowledges that all certificates evidencing the Shares shall bear a legend in substantially the following form, in addition to all other legends required by law or any other agreements to which the University is a party:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Adjustment for Stock Splits, Stock Dividends, etc.

(i) If from time to time during the term of this Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the University is entitled by reason of its ownership of Shares shall be automatically subject to the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the shares of Shares.

(ii) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation or other property (including cash), or pursuant to any merger or consolidation of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall apply to the securities or other property received upon such conversion, exchange, distribution, merger or consolidation in the same manner and to the same extent as the Shares.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon (i) personal delivery; (ii) [***] by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the [***]; (iii) [***] after deposit with a nationally recognized overnight courier, specifying [***] delivery, with written verification of receipt; or (iv) [***] after deposit with the United States Postal Service, by registered or certified mail, return receipt requested, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the University at the address that he or she most recently provided to the Company in writing.

(d) Entire Agreement. This Agreement, together with the Control Algorithm License Agreement, each entered into as of the date hereof (in either case, as the same may be amended or restated from time to time), constitutes the entire understanding between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

(f) Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof.

Page EC-5

(g) Severability. The parties hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, the parties agree that such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject so as to be unenforceable at law, University agrees that such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

(h) Amendments; Waivers. This Agreement may only be amended or modified in writing signed by the University and the Company. No party shall be deemed to waive any rights hereunder unless such waiver is in writing and signed by such party. A waiver in writing on or more occasions shall not be deemed to be a waiver for any future occasions.

(i) Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered shall constitute a duplicate original, but all counterparts together shall constitute one and the same instrument.

(j) Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

(k) Authority. Company acknowledges and agrees that the University, as the record holder of the Shares, shall have the right to exercise any rights granted hereunder and any other rights relating to the Shares pursuant to agreements by and between Company and University, whether with respect to Shares held for the University’s own account or UIUC’s account.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the Effective Date.

BETA BIONICS, INC.		TRUSTEES OF BOSTON UNIVERSITY

	/s/ Ed Damiano	/s/ Martin J. Howard
Name:	Ed Damiano	Martin J. Howard
Title:	President	Senior VP, CFO & Treasurer

Page EC-6

EXHIBIT D

BETA BIONICS, INC.

22 Putnam Road

Acton, MA 01720

December 23, 2015

Re: Board Observer Rights for the Trustees of Boston University

Trustees of Boston University:

This letter will confirm our agreement made in connection with the issuance to Trustees of Boston University (“BU”) of shares of Class B common stock, no par value per share (“Shares”) of/by Beta Bionics, Inc. (the “Company”), pursuant to the terms of the Equity Agreement, effective as of December 23, 2015 (the “Agreement”), between BU and the Company. BU shall be entitled to the following board observer rights, in addition to any rights to non-public financial information, inspection rights, and other rights specifically provided to BU herein:

1. The Company shall invite an individual designated by BU and acceptable to the Company (the “BU Observer”), to attend all meetings of the Company’s Board of Directors (the “Board”) in a nonvoting observer capacity and, in this respect, the Company shall give the BU Observer copies of all notices, minutes, consents, and other materials that it provides to the Company’s directors at the same time and in the same manner as provided to such directors; provided, however, that the BU Observer shall agree to hold in trust and confidence all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude the BU Observer from any meeting or portion thereof if access to such information or attendance at such meeting or portion thereof could either (a) adversely affect the attorney-client privilege between the Company and its counsel, or (b) likely result in a conflict of interest between the Company and BU. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, the BU Observer may address the Board with respect to BU’s concerns regarding significant business issues facing the Company.

2. BU shall be entitled to discuss with management of the Company significant business issues, including management’s proposed annual operating plans, and management will meet with representatives from BU regularly during each year at the Company’s facilities, outside of the Board meetings, at mutually agreeable times for such discussion and advice and to review progress in achieving said plans.

Page ED-1

3. BU may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

The rights granted herein shall terminate and be of no further force or effect upon the earliest of (i) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public, and (ii) the later date of (a) the date any component of the Licensed Product is approved for sale by the FDA or similar regulatory agency outside of the United States or (b) [***] after the effective date of the Agreement. The confidentiality provisions hereof will survive any such termination.

Very truly yours,

BETA BIONICS, INC.

By:	/s/ Ed Damiano
Name:	Ed Damiano
Title:	President

Agreed to and Acknowledged by:

TRUSTEES OF BOSTON UNIVERSITY

By:	/s/ Martin J. Howard
Martin J. Howard
Senior VP, CFO & Treasurer

Page ED-2

First Amendment to Control Algorithm License Agreement

between

Trustees of Boston University and Beta Bionics, Inc.

This First Amendment (“First Amendment”) effective as of December 11, 2017 (the “Effective Date”) amends that certain Control Algorithm License Agreement (“Agreement”) dated as of December 23, 2015 by and between Trustees of Boston University (the “University”) and Beta Bionics, Inc. (“Licensee”). University and Licensee may hereafter be referred to as the “Parties”.

WHEREAS, in support of Licensee seeking a Series B funding round, the Parties wish to amend the Milestones as defined in said Agreement in order to reflect Licensee’s current development plans;

NOW THEREFORE, in accordance with Section 11.02 of the Agreement and for good and valuable consideration, including the mutual obligations undertaken in the Agreement and this First Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as of the Effective Date as follows:

1.	The list of Milestones set forth in the Principal Terms & Milestones List shall be deleted and the following list of Milestones shall be inserted in its place:

Milestones	Due Date
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

This First Amendment shall become effective as of the Effective Date upon execution by an authorized officer of each party. Except as expressly amended by this First Amendment, capitalized terms used in this First Amendment which are defined in the Agreement shall have the meanings set forth in the Agreement.

1

This Agreement may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this document agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized officers, and have duly delivered and executed this First Amendment under seal as of the date first set forth above.

TRUSTEES OF BOSTON UNIVERSITY		BETA BIONICS, INC.

By:	/s/ Martin J. Howard	/s/ Edward R. Damiano
Name:	Martin J. Howard	Edward R. Damiano
Title:	Senior V.P., Treasurer & CFO	President and CEO
Date:	Dec 18, 2017	Dec 18, 2017

2

Second Amendment to Control Algorithm License Agreement

Between

Trustees of Boston University and Beta Bionics, Inc.

This Second Amendment (“Second Amendment”) effective as of September 21, 2020 (the “Effective Date”) amends that certain Control Algorithm License Agreement (“Agreement”) dated as of December 23, 2015 as amended by the First Amendment thereto effective as of December 11, 2017 by and between the Trustees of Boston University (the “University”) and Beta Bionics, Inc. (“Licensee”). University and Licensee may hereafter be referred to as the “Parties”.

WHEREAS, the Parties wish to amend certain terms as defined in said Agreement in order to update the Patent List, reflect Licensee’s current development plans, and clarify the agreement between the Parties regarding calculation of Royalties;

NOW THEREFORE, in accordance with Section 11.02 of the Agreement and for good and valuable consideration, including the mutual obligations undertaken in the Agreement and this Second Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as of the Effective Date as follows:

1.	The Commercial Activity Reference Date set forth in the Principal Terms & Milestones List shall be changed from [***], to [***].

2.	The list of Milestones set forth in the Principal Terms & Milestones List shall be deleted, and the following list of Milestones shall be inserted in its place:

Milestone	Due Date
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3.	EXHIBIT A and EXHIBIT B shall be deleted and replaced with the revised EXHIBIT A and EXHIBIT B that are attached hereto.

4.	On Page 4, prior to the last clause beginning with “WHEREAS”, the following paragraph shall be added:

WHEREAS, University and Licensee are also parties to that certain Device License Agreement (“Device Agreement”) dated as of December 16, 2015; and

5.	Section 4.01(E) shall be amended to read as follows:

(E)	Running Royalties. Within [***] after the end of each Calendar Quarter during the Term, Licensee will pay to the University an amount equal to:

i.	Net Sales by Licensee. The Running Royalty Amount for such Calendar Quarter (if any); plus

ii.	Net Sales by Sublicensee. The Sublicensee Running Royalty Amount for such Calendar Quarter (if any) (collectively, 4.01(E)(i) and (ii) refer to the “Running Royalties”);

provided that amounts payable under 4.01(E)(i-ii) with respect to any Calendar Year are fully creditable against the Minimum Royalty Amount paid by Licensee to University in said Calendar Year such that Licensee need only make payments to University when the cumulative amount payable under this Section 4.01(E)(i-ii) exceeds the Minimum Royalty Amount and further provided that any available credit not taken against the Minimum Royalty Amount in any Calendar Year will be forfeited and thus not available as an offset in any subsequent Calendar Year. [***]

6.	Section 4.01(F) shall be amended to read as follows:

(F)

Sublicense Lump Sum. Within [***] after the end of each Calendar Quarter during the Term, Licensee will pay to the University an amount equal to the Sublicense Lump Sum for such Calendar Quarter. [***].

7.	Section 4.01(G) shall be amended to read as follows:

(G)	Combination Product. If a Licensed Product is sold as part of a Combination Product, Net Sales will be calculated by [***] Net Sales [***].

8.	Section 5.02(B)(i) shall be amended to read as follows:

(i)

the number of each type of: 1) Licensed Product and/or Software-Based Product made, used, leased, sold, offered for sale or imported; and/or 2) Licensed Process and/or Software-Based Process (as appropriate) practiced by Licensee and/or a Sublicensee during such quarter, including identification of which items reported in 1) and 2) above also qualify as Licensed Products and/or Licensed Processes under the Device Agreement;

9.	The final paragraph of Section 5.02(B) shall be amended to read as follows:

All Quarterly Reports shall provide a breakdown of the data specified in 5.02(B)(ii – vi) above identifying the portion of Net Sales or Running Royalty Amount reported that is due to sales to MGH and/or their Affiliates, as well as identifying the portion of Net Sales or Running Royalty Amount reported that is due to sales of products and/or processes that also qualify as Licensed Products and/or Licensed Processes under the Device Agreement. The reports described in this Section 5.02 are each referred to herein as a “Quarterly Report.” Each Quarterly Report will [***], or be sent to University [***], the payment under Sections 4.01(E) and 4.01(F). If Licensee elects to wire transfer payments to University, the Quarterly Report will be transmitted to University in accordance with Section 11.07 [***] that the wire transfer is made.

This Second Amendment shall become effective as of the Effective Date upon execution by an authorized officer of each party. Except as expressly amended by this Second Amendment, capitalized terms used in this Second Amendment which are defined in the Agreement shall have the meanings set forth in the Agreement.

This Agreement may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this document agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized officers, and have duly delivered and executed this Second Amendment under seal as of the date first set forth above.

TRUSTEES OF BOSTON UNIVERSITY		BETA BIONICS, INC.

By:	/s/ Martin J. Howard	/s/ Ed Damiano
Name:	Martin J. Howard	Ed Damiano
Title:	Treasurer	President & CEO
Date:	Dec 10, 2020	Dec 11, 2020

EXHIBIT A

	BU Docket No.	Knobbe Docket No.	USSN / PCT / Patent No.	Title	Priority case (line #)	Owner	Filed / Issued

1.	BU-2004-0083-01	BETAB.020PR	60/681128	A Fully-Automated Closed-Loop Control System For Type 1 Diabetes			05/13/05

2.	BU-2004-0083-02	BETAB.020PR2	60/735568	A Fully-Automated Closed-Loop Control System For Type 1 Diabetes			11/10/05

3.	BU-2004-0083-03	BETAB.020WO	PCT/US2006/018620	Fully Automated Control System For Type I Diabetes	1, 2	BU	05/15/06

4.	BU-2004-0083-06	BETAB.020NP	7806854	Fully Automated Control System For Type I Diabetes	1, 2, 3	BU / U of I	10/05/10

5.	BU-2004-0083-08	BETAB.020C1	8273052	Fully Automated Control System For Type I Diabetes	1, 2, 3, 4	BU	09/25/12

6.	BU-2010-0345-01	BETAB.021PR	61/408639	Modulation Of Automated Glucagon Delivery Based On Estimated Effect Of Exogenous Insulin Accumulation			10/31/10

7.	BU-2010-0376-01	BETAB.021PR2	61/470210	Short- And Long-Time Adaptation Of Sensor-Driven Autonomous Glucose Control Systems			03/31/11

8.	BU-2010-0376-02	BETAB.021WO	PCT/US2011/058688	Blood Glucose Control System	6, 7	BU / GHC	10/31/11

9.	BU-2010-0376-03	BETAB.021C1	9833570	Blood Glucose Control System	6, 7, 8	BU / GHC	12/05/17

10.	BU-2010-0376-10	BETAB.021D1	10188795	Blood Glucose Control System	6, 7, 8, 9	BU / GHC	01/29/19

11.	BU-2013-0031-01	BETAB.022PR	61/933996	Offline Glucose Level Control Based On Preceding Periods Of Online Glucose Level Control			01/31/14

12.	BU-2013-0031-02	BETAB.022WO	PCT/US2015/012861	Offline Glucose Control Based On Preceding Periods	11	BU	01/26/15

Page EA- 5

13.	BU-2013-0031-05	BETAB.022C1	10543313	Glucose Level Control System With Offline Control Based On Preceding Periods Of Online Control	11, 12	BU	01/28/20

14.	BU-2015-0053-01	BETAB.023PR	62/202505	Offline Control System With Automatic Adaptation Of Glucose Target		BU / GHC	08/07/15

15.	BU-2015-0053-02	BETAB.023WO	PCT/US2016/046008	Glucose Control System With Automatic Adaptation Of Glucose Target	14	BU / GHC	08/08/16

16.	BU-2015-0053-03	BETAB.023NP	15/748333	Glucose Control System With Automatic Adaptation Of Glucose Target	14, 15	BU / GHC	01/29/18

17.	2020-018-01	BETAB.053PR	62/987440	Integrated User-Defined Input Into A Closed-Loop Control System		BU / Beta	March 2020

Page EA- 6

EXHIBIT B

FOREIGN PATENT RIGHTS

	BU Docket No.	Knobbe Docket No.	PCT / App / Patent No.	Country	Title	Owner	Filed / Priority / Issued

18.	BU-2004-0083-03	BETAB.020WO	PCT/US2006/018620	PCT	Fully Automated Control System For Type I Diabetes	BU	05/15/06

19.	BU-2004-0083-05	BETAB.020CA	2612714	CA	Fully Automated Control System For Type I Diabetes	BU	Priority to case in line 1

20.	BU-2004-0083-14	BETAB.020DE	06752536.0GER	DE	Fully Automated Control System For Type I Diabetes	BU	Priority to case in line 1

21.	BU-2004-0083-07	BETAB.020EP	1881786	EP	Fully Automated Control System For Type I Diabetes	BU	Priority to case in line 1

22.	BU-2004-0083-13	BETAB.020FR	1881786	FR	Fully Automated Control System For Type I Diabetes	BU	Priority to case in line 1

23.	BU-2004-0083-04	BETAB.020JP	5037496	JP	Fully Automated Control System For Type I Diabetes	BU	Priority to case in line 1

24.	BU-2004-0083-09	BETAB.020JPD1	5389147	JP	Fully Automated Control System For Type I Diabetes	BU	Priority to case in line 1

25.	BU-2010-0376-02	BETAB.021WO	PCT/US2011/058688	PCT	Blood Glucose Control System	BU / GHC	10/31/11

26.	BU-2010-0376-04	BETAB.021CA	2816314	CA	Blood Glucose Control System	BU / GHC	Priority to case in line 8

27.	BU-2010-0376-12	BETAB.021DE	602011061812.1	DE	Blood Glucose Control System	BU / GHC	Priority to case in line 8

29.	BU-2010-0376-	BETAB.021EPD1	11785841.5	EP	Blood Glucose Control System	BU / GHC	Priority to case in line 8

30.	BU-2010-0376-16	BETAB.021ES	2633456	ES	Blood Glucose Control System	BU / GHC	Priority to case in line 8

Page EA- 7

31.	BU-2010-0376-13	BETAB.021FR	2633456	FR	Blood Glucose Control System	BU / GHC	Priority to case in line 8

32.	BU-2010-0376-14	BETAB.021GB	2633456	GB	Blood Glucose Control System	BU / GHC	Priority to case in line 8

33.	BU-2010-0376-15	BETAB.021IT	502019000098451	IT	Blood Glucose Control System	BU / GHC	Priority to case in line 8

34.	BU-2010-0376-05	BETAB.021JP	6047097	JP	Blood Glucose Control System	BU / GHC	Priority to case in line 8

35.	BU-2010-0376-09	BETAB.021JPD1	6378164	JP	Blood Glucose Control System	BU / GHC	Priority to case in line 8

36.	BU-2013-0031-02	BETAB.022WO	PCT/US2015/012861	PCT	Offline Glucose Control Based On Preceding Periods	BU	01/26/15

37.	BU-2013-0031-06	BETAB.022AU	2015211258	AU	Offline Glucose Control Based On Preceding Periods	BU	Priority to case in line 19

38.	BU-2013-0031-14	BETAB.022AUD1	2017251868	AU	Offline Glucose Control Based On Preceding Periods Of Online Glucose Level Control	BU	Priority to case in line 19

39.	BU-2013-0031-07	BETAB.022CA	2938078	CA	Offline Glucose Control Based On Preceding Periods	BU	Priority to case in line 19

40.	BU-2013-0031-08	BETAB.022CN	20158001718	CN	Offline Glucose Control Based On Preceding Periods	BU	Priority to case in line 19

41.	BU-2013-0031-09	BETAB.022EP	15744078.5	EP	Offline Glucose Control Based On Preceding Periods	BU	Priority to case in line 19

42.	BU-2013-0031-13	BETAB.022HK	17104144.8	HK	Offline Glucose Control Based On Preceding Periods	BU	Priority to case in line 19

43.	BU-2013-0031-10	BETAB.022IL	246934	IL	Glucose Off-Line Control Based On Previous Glucose-Level Control	BU	Priority to case in line 19

44.	BU-2013-0031-11	BETAB.022JP	2016-548643	JP	Offline Glucose Control Based On Preceding Periods	BU	Priority to case in line 19

45.	BU-2013-0031-12	BETAB.022MX	MX/A/16/009787	MX	Offline Glucose Control Based On Preceding Periods Of Online Glucose Level Control	BU	Priority to case in line 19

46.	BU-2013-0031-15	BETAB.022MXD1	MX/a/2020/004660	MX	Offline Glucose Control Based On Preceding Periods Of Online Glucose Level Control	BU	Priority to case in line 19

Page EA- 8

47.	BU-2015-0053-02	BETAB.023WO	PCT/US2016/046008	PCT	Glucose Control System With Automatic Adaptation Of Glucose Target	BU / GHC	08/08/16

48.	BU-2015-0053-04	BETAB.023CA	2993830	CA	Glucose Control System With Automatic Adaptation Of Glucose Target	BU / GHC	Priority to case in line 30

49.	BU-2015-0053-05	BETAB.023EP	16835748.1	EP	Glucose Control System With Automatic Adaptation Of Glucose Target	BU / GHC	Priority to case in line 30

50.	BU-2015-0053-06	BETAB.023JP	2018-506198	JP	Glucose Control System With Automatic Adaptation Of Glucose Target	BU / GHC	Priority to case in line 30

51.	BU-2015-0053-07	BETAB.023JPD1	2020-090703	JP	Glucose Control System With Automatic Adaptation Of Glucose Target	BU / GHC	Priority to case in line 30

Page EA- 9

Amendment to Control Algorithm License Agreement

Between

Trustees of Boston University and Beta Bionics, Inc.

This Amendment (“Amendment”) effective as of February 14, 2022 (the “Effective Date”) amends that certain Control Algorithm License Agreement (“Agreement”) effective as of December 23, 2015 and last amended as of September 21, 2020 by and between the Trustees of Boston University (the “University”) and Beta Bionics, Inc. (“Licensee”). University and Licensee may hereafter be referred to as the “Parties”.

WHEREAS, the Parties wish to amend certain terms as defined in said Agreement in order to reflect Licensee’s current development plans;

NOW THEREFORE, in accordance with Section 11.02 of the Agreement and for good and valuable consideration, including the mutual obligations undertaken in the Agreement and this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as of the Effective Date as follows:

1. The list of Milestones set forth in the Principal Terms & Milestones List shall be deleted, and the following list of Milestones shall be inserted in its place:

Milestone	Due Date
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

This Amendment shall become effective as of the Effective Date upon execution by an authorized officer of each party. Except as expressly amended by this Amendment, capitalized terms used in this Amendment which are defined in the Agreement shall have the meanings set forth in the Agreement.

This Agreement may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this document agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers and have duly delivered and executed this Amendment under seal as of the date first set forth above.

TRUSTEES OF BOSTON UNIVERSITY		BETA BIONICS, INC.

By:	/s/ Gary W. Nicksa	/s/ Martha Goldberg Aronson
Name:	Gary W. Nicksa	Martha Goldberg Aronson
Title:	SVP and Treasurer	Interim Chief Executive Officer
Date:	Apr-22-2022	May-11-2022